UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Post Holdings, Inc.
(Name of registrant as specified in its charter)
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December 21, 2012

Dear fellow shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 31, 2013. We will hold the meeting at 9:00 a.m., Central Time, at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234.
In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for the fiscal year ended September 30, 2012, which contains detailed information about us and our operating and financial performance.
Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-paid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

Sincerely,
William P. Stiritz
Chief Executive Officer and Chairman

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December 21, 2012
Notice of Annual Meeting of Shareholders
Dear shareholders:
The 2013 annual meeting of shareholders of Post Holdings, Inc. will be held at 9:00 a.m., Central Time, on Thursday, January 31, 2013, at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234. At the annual meeting, shareholders will consider the following matters:

1.	the re-election of three nominees for director;

2.
the approval of an amendment to the Post Holdings, Inc. 2012 Long-Term Incentive Plan providing individual award limits thereunder, as well as of the performance criteria in the plan, to enable certain incentive compensation under the plan to qualify as tax-deductible “performance-based compensation” within the meaning of Internal Revenue Code Section 162(m);

3.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

4.	an advisory vote on executive compensation;

5.	an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	any other business properly introduced at the annual meeting.
The close of business on December 14, 2012 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the enclosed proxy statement and proxy card are first being sent or made available to shareholders on or about December 21, 2012.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter except ratification of the appointment of our independent registered public accounting firm in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
Diedre J. Gray
Senior Vice President, General Counsel and Secretary
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 31, 2013

This notice, the proxy statement attached to this notice, and our annual report to shareholders for the fiscal year ended September 30, 2012 are available free of charge at http://ir.postfoods.com.

PROXY STATEMENT

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
Our board of directors is soliciting proxies for the 2013 annual meeting of shareholders. On or about December 21, 2012, we expect to begin mailing these proxy materials to shareholders of record at the close of business on December 14, 2012, the record date. On the record date, there were 32,669,394 shares of our common stock outstanding
Where and when is the annual meeting?
We will hold the annual meeting on Thursday, January 31, 2013, at 9:00 a.m., Central Time, at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:

1.	the re-election of three nominees for director named in this proxy statement;

2.
the approval of an amendment to the Post Holdings, Inc. 2012 Long-Term Incentive Plan providing individual award limits thereunder, as well as of the performance criteria in the plan, to enable certain incentive compensation under the plan to qualify as tax-deductible “performance-based compensation” within the meaning of Internal Revenue Code Section 162(m);

3.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

4.	an advisory vote on executive compensation;

5.	an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “shareholder of record”;

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and

•	shares credited to your account in our savings investment plan.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. We have sent these proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.
How can I vote my shares?
You can vote by proxy or in person.
How do I vote by proxy?
If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the proxy card.
Voting by telephone.
You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 31, 2013. If you vote by telephone, you do not need to return your proxy card.
Voting by Internet.
You can vote via the Internet by accessing www.investorvote.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 31, 2013. If you vote by Internet, you do not need to return your proxy card.

Voting by mail.
If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
If you submit your proxy using any of these three methods, Robert V. Vitale or Diedre J. Gray, who have been appointed by our board of directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the annual meeting. You may also vote for 1, 2 or 3 years with respect to the frequency of future advisory votes on executive compensation. If you vote by telephone or Internet and choose to vote with the recommendation of our board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the re-election of all three nominees for director, “FOR” the approval of the amendment to the 2012 Long-Term Incentive Plan, “FOR” ratification of the appointment of our independent public accounting firm, “FOR” the proposal regarding an advisory vote on executive compensation and “ONE YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation.
If any other matter is presented, your proxy will authorize Robert V. Vitale or Diedre J. Gray to vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
If you wish to give a proxy to someone other than Robert V. Vitale or Diedre J. Gray, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
How can I revoke my proxy?
You may revoke a proxy in any one of the following four ways:

•	submit a valid, later-dated proxy;

•	vote again electronically after your original vote;

•	notify our corporate secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting.
How do I vote in person?
If you are a shareholder of record, you may attend the annual meeting and cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the record holder of your shares as of December 14, 2012.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the voting instruction card included with these materials by your broker, bank or other nominee.

How do I vote my shares in the savings investment plan?
If you are both a registered shareholder and a participant in our savings investment plan, you will receive a single proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through this plan and you do not return your proxy by 4:00 p.m., Central Time, on January 28, 2013, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.

Is my vote confidential?
Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for each of the items to be presented to the shareholders for approval except Items 1 and 5. In the election of directors (Item 1), the nominees receiving the greatest number of votes cast (a plurality) will be elected. The frequency of the advisory vote on executive compensation (Item 5) receiving the greatest number of votes will be considered the frequency recommended by shareholders.
How are the voting results determined?
A proxy card marked “withhold” for a nominee will not be voted for that nominee. A proxy card marked “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the holder does not receive voting instructions from you. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) your proxies will act on such matter in their discretion.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file on or before February 5, 2013. You can obtain a copy of the Form 8-K by logging on to our website at www.postfoods.com, by calling the Securities and Exchange Commission (SEC) at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE
Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and their consumers. All of our corporate governance materials, including our corporate governance guidelines, our standards of business conduct, our director code of ethics and board committee charters, are published under the Corporate Governance section of our website at www.postfoods.com. Information on our website does not constitute part of this proxy statement. The board of directors regularly reviews these materials, Missouri law, the rules and listing standards of the The New York Stock Exchange, Inc. (NYSE) and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies the materials as warranted.
Director Independence
Our board of directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. The guidelines contain the categorical standards our board uses to make its determination as to the materiality of the relationships of each of our directors. Our board has determined, in its judgment, that all of our non-employee directors, except Mr. David Skarie, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the board of directors meet regularly without the presence of management. These sessions are normally held following or in conjunction with regular board meetings. The lead independent director, or the chairman of the committee then in session, acts as the presiding director during executive sessions. As the Chairman of our Corporate Governance and Compensation Committee, Mr. David Banks currently serves as our lead independent director.
Code of Ethics
Our standards of business conduct, applicable to all corporate officers and employees, sets forth our expectations for the conduct of business by corporate officers and employees. Our directors have adopted, and are required to abide by, a director code of ethics. We intend to post amendments to or waivers from (to the extent applicable to one of our corporate officers or directors) these documents on our website.
Conflicts of Interest
Pursuant to our conflict of interest policy, standards of business conduct for corporate officers and employees and director code of conduct, each director and corporate officer has an obligation not to engage in any transaction that could be deemed a conflict of interest. Our directors may not engage in any transaction that could impact their independence on the board of directors.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested transaction. In the event management, in the normal course of reviewing our records, determines an interested transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
The Committee has adopted standing pre-approval of certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions, and (iii) certain banking related services. The Committee believes these transactions are immaterial to us and to any director or corporate officer. No director may participate in the approval of an interested party transaction for which he is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.
Structure of the Board of Directors
Our articles of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the board of directors can be changed by a vote of its members. The board of directors is currently comprised of nine members. Vacancies on the board of directors may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the board of directors, serves until the next meeting of shareholders at which directors are elected, at which he or she may stand for election if nominated by the full board.

Board Meetings and Committees
The board of directors has the following four committees: Audit, Corporate Governance and Compensation, Executive and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the board of directors and each committee met during fiscal 2012. During fiscal 2012, each director attended at least 75% of the total number of meetings of the board of directors and of the committees on which he serves, other than Mr. Callison who attended 73% of the total number of meetings. Our corporate governance guidelines do not require the directors to attend the annual meeting of shareholders.

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	r			r	r
David R. Banks	•	•	r
Terence E. Block	•			•	•
Jay W. Brown	•		•		•
Edwin H. Callison	•	r
Gregory L. Curl	•	•			•
William H. Danforth	•		•
Robert E. Grote	•		•
David P. Skarie	•			•
Meetings held in fiscal 2012	5	6	5	0	2

r	–	Chair	•	–	Member
Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent auditors, (c) the performance of our independent audit, (d) our systems of internal accounting, financial controls and disclosure controls, and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The board of directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The committee operates under a written charter, adopted by the board of directors, which is available under the Corporate Governance section of our website at www.postfoods.com. The board of directors has also determined, in its judgment, that Mr. Callison, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined by NYSE rules. Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve, however, the board of directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 20 of this proxy statement.
Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of the corporate officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report, (c) issues a report confirming the committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report, (d) administers and makes recommendations with respect to incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also reviews and revises, as necessary, our corporate governance guidelines.
The board of directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The committee operates under a written charter, adopted by the board of directors, which is available under the Corporate Governance section of our website at www.postfoods.com. The report of the Corporate Governance and Compensation Committee can be found on page 35 of this proxy statement.

Executive Committee
The Executive Committee may exercise all board authority in the intervals between board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management during periods between board meetings.
Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The committee may, from time to time, initiate a search for a new candidate seeking input from our chairman and from other directors. The committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our board of directors are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the board of directors on the progress of the committee’s efforts. The committee meets to consider and approve final candidates who are then presented to the board of directors for consideration and approval. Our chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the board of directors.
The committee relies primarily on recommendations from management and members of the board of directors to identify director nominee candidates. However, the committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years, business and residential addresses, and educational background) and other relevant information as outlined in our bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2014 annual meeting should mail their suggestions to Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than October 3, 2013 and no later than November 2, 2013.
Role of the Board in Risk Oversight
The board of directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The board of directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the board of directors at regularly scheduled meetings.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, cash bonus plans measure performance on an annual basis but are based on a wide variety of factors and, while recommended by the Chief Executive Officer, are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.
Board Leadership Structure
The current leadership structure of our board includes William P. Stiritz, our Chairman and Chief Executive Officer. We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the board believes that it should maintain flexibility to select our Chairman and board leadership structure from time to time. Pursuant to our Corporate Governance Guidelines, the Chairman of the Corporate Governance and Compensation Committee acts in the role of lead director.
The board believes that combining the positions of Chairman and Chief Executive Officer is the most appropriate for Post at this time. Having one person as Chairman and Chief Executive Officer provides unified leadership and direction to our company and strengthens the ability of the Chief Executive Officer to develop and implement strategic initiatives and respond efficiently in crisis situations. The board also believes the combination of the Chairman and Chief Executive Officer positions is appropriate in light of the substantial independent oversight provided by the board.
The lead director’s duties are described in our Corporate Governance Guidelines and include: (i) chairing the meetings of the independent directors when the Chairman is not present; (ii) working with the Chief Executive Officer to develop the Board and Committee agendas and approve the final agendas; (iii) coordinating, developing the agenda for and chairing executive sessions of the board’s independent directors; and (iv) working in conjunction with the Corporate Governance and Compensation Committee to identify for appointment the members of the various board committees.
In addition to the lead director, the board has a substantial majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chairman and Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our board of director meetings.
Director Evaluations
        On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board, the functioning of the committees and each individual member of the Board. In addition to this evaluation, and as a part of this process, the Board and each Committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, and shares the same with the Board and each Committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
        While the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in looking for the best available candidates to serve on the Board of Directors. The Committee looks to establish diversity on the Board through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee believes that the current Board of Directors reflects diversity on a number of these factors.
Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group, may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The board has directed our corporate secretary to forward shareholder communications to our chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive and was addressed previously in some manner; and other correspondence unrelated to the board of director’s corporate governance and oversight responsibilities.

RE-ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of three current directors (Messrs. Curl, Danforth and Skarie) will expire at the annual meeting. Our board of directors has nominated Messrs. Curl, Danforth and Skarie for election for a three-year term that will expire in 2016. The board of directors is not aware that any nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board of directors names one. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
All of the nominees currently are directors. Each of these directors were elected to the Board on February 3, 2012, immediately after the separation from Ralcorp Holdings, Inc. was completed.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Curl, Danforth and Skarie, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominee named on the proxy card.
If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the annual meeting.
The board of directors recommends a vote “FOR” these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values, and be committed to representing the long-term interests of our stockholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications that would establish and maintain a Board with strong collective abilities.
To fulfill these objectives, the Board has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies.

•
Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate, and understand the impact of business decisions on, our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•
Industry Experience.  We seek to have directors with experience as executives, directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•
Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•
Public Company Board Experience.  Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board, and protection of stockholder interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2012.
NOMINEES FOR RE-ELECTION
GREGORY L. CURL has served as a member of the board of directors since February 2012.  Mr. Curl has been president of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, leaving Bank of America Corporation ultimately in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl has over 35 years of expertise and background in the financial services industry, particularly in mergers and acquisitions. Age 63.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Public Company Board Experience.
DR. WILLIAM H. DANFORTH has served as a member of the board of directors since February 2012. Dr. Danforth has been a life trustee since July 2005 and chancellor emeritus since 1995 of Washington University in St. Louis. He served as chancellor of the university from 1971 until his retirement in 1995. Dr. Danforth served as a director of Ralcorp from 1994 to 1999 and of Ralston Purina Company from 1969 until 2001, when Nestlé S.A. acquired the company. Dr. Danforth also served as member of the board of directors of Energizer Holdings, Inc. from 2000 to 2005. Dr. Danforth has expertise and background in management and the food industry. Age 86.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Board Experience.
DAVID P. SKARIE has served as a member of the board of directors since February 2012.  Mr. Skarie served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Mr. Skarie has expertise and background in the consumer industry, including as a chief executive officer. Age 66.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
DIRECTORS CONTINUING IN SERVICE
WILLIAM P. STIRITZ has served as our chairman of the board of directors and our chief executive officer since February 2012. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp Holdings, Inc. from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm which has been inactive since December 2007 other than remaining escrow obligations. Mr. Stiritz was Chairman Emeritus of the board of directors of Energizer Holdings, Inc. from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings from 2000 to 2007. Mr. Stiritz served as a Director of Vail Resorts, Inc. from 1997 to 2009. In addition, he has served as Director Emeritus of Reliance Bancshares, Inc. since August 2009. Mr. Stiritz has extensive managerial expertise, including as chairman at a number of public and private companies, experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 78.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
DAVID R. BANKS has served as a director of the Company since February 2012. Mr. Banks is a private equity investor and served on the board of directors of Ralcorp from 2001 until February 2012. Prior to 2001, he served as chairman and chief executive officer of Beverly Enterprises, Inc., an operator of nursing facilities and rehabilitation clinics. Mr. Banks has also served on the board of directors of several other public companies, including Nationwide Health Properties from 1985 until July 2011. Mr. Banks has expertise and background in the global services industry, including as chief executive officer, chief operating officer and chairman of public and private companies. Age 75.

Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
TERENCE E. BLOCK has served as president and chief operating officer since January 1, 2012, and has served as a member of the board of directors since February 2012. Mr. Block was the president of North American Pet Foods for Nestle Purina PetCare Company from January 2002 until December 2011. Prior to serving as president at Nestle Purina, Mr. Block was the chief operating officer of North American Pet Foods for the former Ralston Purina (now Nestle Purina). Beginning in 1993, he served as executive vice president of Pet Products for Ralston Purina and vice president of marketing of Dog Food for Ralston Purina. He initially joined Ralston Purina in 1977 as part of the marketing group and held a number of different marketing positions during his tenure at Ralston Purina. Prior to joining Ralston Purina, he worked for Proctor & Gamble and Pet Incorporated. He has also been a member of the board of directors for the Pet Food Institute, serving as the chairman from 2006 to 2009. Mr. Block earned his undergraduate degree from Earlham College and his M.B.A. from Washington University in St. Louis. Mr. Block has deep marketing, sales, and operating experience leading multi-billion dollar consumer packaged goods businesses. Mr. Block is also experienced in re-engineering large organizations and in the integration of acquisitions into operating companies. Age 64.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience.
JAY W. BROWN has served as a member of the board of directors since February 2012 and is a retired senior executive with a long general management career in large consumer-oriented businesses. Since prior to 2005, Mr. Brown has been a partner at Westgate Equity Partners, LLC, a consumer-oriented private equity firm, which has been inactive since December 2007 other than remaining escrow obligations. At Westgate, Mr. Brown was responsible for operational management of portfolio companies. Prior to forming Westgate in 1998, Mr. Brown was a senior executive with the Ralston Purina Company, running several divisions of the multi-dimensional food and agribusiness company, including serving as president and chief executive officer of Protein Technologies International, a leading supplier of soy-based proteins to the food and paper processing industries, Continental Baking Company, a subsidiary of Ralston Purina and of Tri-Union Seafoods (a/k/a Van Camp Seafood Company), a provider of stable seafood products. Mr. Brown served as a director and chairman of the compensation committee of Jack in the Box Inc. from 1997 to 2003 and as a director of Agribrands International, Inc. from 1998 to 2001. Mr. Brown has expertise and background in the food and consumer products industries, particularly in mergers and acquisitions, including as a chief executive officer, board member and investor. Age 67.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Board Experience.
EDWIN H. CALLISON has served as a member of the board of directors since February 2012. Mr. Callison has been Executive Vice President of Wirtz Beverage Group, a leading national distributor of luxury and premium wine, spirits and beer brands, since June 2012, and Senior Vice President from June 2008 until June 2012. From 2003 to June 2008, he served as Vice President and General Manager for Judge & Dolph’s Spectrum division, an affiliate of the Wirtz Beverage Group. Prior to 2003, he spent more than 20 years in various leadership positions with Callison Distributing in Belleville, Illinois. Mr. Callison serves on the board of directors of the Wine and Spirits Wholesalers of America and the Wine and Spirits Distributors of Illinois. Mr. Callison has expertise and background in sales, marketing, operations and logistics. Age 57.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Operational Experience.
ROBERT E. GROTE has served as a member of the board of directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than twenty years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration.  He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri.  Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning, and management. Age 69.
Director Qualifications

•	Leadership Experience, Operational Experience, Public Company Board Experience.

APPROVAL OF AMENDMENT TO 2012 LONG-TERM INCENTIVE PLAN
(Proxy Item No. 2)
Our Board is requesting stockholder approval of an amendment to our 2012 Long-Term Incentive Plan, or the 2012 Plan, to provide individual award limits under the 2012 Plan, as well as of the performance criteria in the plan, to enable certain incentive compensation under the plan to qualify as tax-deductible “performance-based compensation” within the meaning of Internal Revenue Code Section 162(m). The amendment to the 2012 Plan is described in more detail under the heading “Award Limits,” below. The Board approved the amendment of the 2012 Plan on December 4, 2012, subject to stockholder approval. The 2012 Plan, as amended and restated, or the Amended 2012 Plan, will become effective immediately upon stockholder approval of this proposal at the annual meeting.
Approval of the Amended 2012 Plan by our stockholders will constitute approval of terms and conditions set forth therein that will permit us to grant awards under the Amended 2012 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m). For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive the awards, (ii) provide a per-person limit on the number of shares subject to the awards that may be granted to any employee under the plan in any specified period, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, the Board is requesting stockholder approval of the Amended 2012 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the Amended 2012 Plan (as described in the summary below).
In the event that the Amended 2012 Plan is not approved, we have the shareholder approvals required to continue to issue awards under the 2012 Plan. However, the Company would not be able to take advantage of Section 162(m) deductions without shareholder approval.
History
On February 1, 2012, Ralcorp Holdings, Inc., in its capacity as the Company’s sole shareholder, approved the existing 2012 Plan, prior to the separation of the Company from Ralcorp. In general, the 2012 Plan provides opportunities for key executives to receive options and other stock based awards.
As of September 30, 2012, options to purchase 1,820,000 shares of common stock were outstanding, 362,500 shares of common stock were subject to unvested restricted stock units, or RSUs, 356,243 shares of common stock were subject to outstanding stock appreciation rights and 3,958,695 shares of common stock remained available for grant under the 2012 Plan. As of September 30, 2012, the outstanding options and stock appreciation rights had a weighted average exercise price of approximately $29.64 per share. As of December 14, 2012, the closing sales price of our common stock was $34.22 per share.
Description of the Amended 2012 Plan
The material features of the Amended 2012 Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended 2012 Plan itself which is attached to this proxy statement as Annex A.
Purpose
The purpose of the Amended 2012 Plan is to attract, retain, and motivate Post employees, officers and non-employee directors by offering such individuals opportunities to realize stock price appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. In addition, the Amended 2012 Plan permits the issuance of awards in a partial or full substitution for certain awards relating to shares of the common stock of Ralcorp Holdings, Inc. immediately prior to our spin-off from Ralcorp. We believe that granting options and stock appreciation rights ensures that compensation is linked directly to shareholder value since the grantee receives no benefit from the option or appreciation right unless shareholders have benefited from an appreciation in the value of Post’s common stock.
Securities Subject to the Amended 2012 Plan
Under the Amended 2012 Plan, a maximum of 6,500,000 shares of our common stock, plus any shares that are forfeited, withheld to pay taxes, expire or are canceled without delivery of shares, may be delivered to plan participants and beneficiaries. To the extent any shares covered by an award are not delivered to a participant or beneficiary because the award settled in cash, the award expired or was forfeited or canceled or the shares under an award are not delivered because the shares were used to satisfy the applicable tax withholding obligation, such shares will again be available for issuance under the Amended 2012 Plan. If the exercise price of any award is satisfied by tendering shares to us, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the shares available under the Amended 2012 Plan.
Administration
Our Compensation Committee will administer the Amended 2012 Plan or delegate its authority to do so. The Compensation Committee has the exclusive power (acting alone or in conjunction with the full Board), to make Awards and to determine the form, amount and other terms and conditions of each Award. Any authority granted to the Compensation Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code.
The Compensation Committee, subject to the limitations contained in the Amended 2012 Plan, may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Compensation Committee has the authority to interpret the Amended 2012 Plan and any Award or Agreement made under the plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the plan. A majority of the members of the Compensation Committee constitute a quorum for any meeting of the Compensation Committee. Notwithstanding the foregoing, in administering the Amended 2012 Plan with respect to Awards for non-employee directors, the Board exercises the powers of the Compensation Committee.
Our Compensation Committee may delegate all or any part of the administration of the Amended 2012 Plan to one or more committees of directors of the Company, or to senior officers of the Company, and may authorize further delegation by such committees to senior officers of the Company, in each case to the extent permitted by Missouri law; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Compensation Committee; and provided further that, no such delegation may be made that would cause Awards or other transactions under the Amended 2012 Plan to cease to be exempt from the short-swing profit disgorgement provision of Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under Section 162(m) of the Code not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Code.
Eligibility
All of employees and non-employee directors of the Company and our subsidiaries are eligible to participate in, and may receive awards under, the Amended 2012 Plan.
Awards under the Amended 2012 Plan
The Amended 2012 Plan provides that our Compensation Committee may grant or issue options, restricted stock awards, restricted stock units, performance shares, stock appreciation rights and other stock based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Nonqualified Stock Options, or NQSOs, provide for the right to purchase common stock at a specified price which may not be less than the fair market value of a share of our common stock on the date of grant. The Compensation Committee anticipates that NQSOs usually will become exercisable (at the discretion of the Compensation Committee) in one or more installments after the grant date, subject to the participant’s continued service with us and/or subject to the satisfaction of our performance targets and individual performance targets established by the Compensation Committee. NQSOs may be granted for any term not to exceed ten years from the date of grant specified by the Compensation Committee. The Compensation Committee will determine the methods by which the exercise price of an NQSO may be paid.

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Incentive Stock Options, or ISOs, are designed to comply with the provisions of Section 422 of the Code and are subject to specified restrictions contained in the Code. Among the restrictions, ISOs must have an exercise price not less than the fair market value of a share of our common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) shares of our common stock possessing more than ten percent of the total combined voting power of all classes of our capital stock, the Amended 2012 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our common stock on the date of grant and the ISO shall not be exercisable after five years from the date of its grant. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that first became exercisable during any calendar year under the Amended 2012 Plan and all of our other incentive stock option plans may not exceed $100,000. The maximum aggregate number of shares of our common stock available for awards as ISOs is 3,000,000. The ISOs, or portions of ISOs, that exceed this limit are treated as NQSOs. Our Compensation Committee will determine the methods by which the exercise price of an ISO may be paid.

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Restricted Stock may be granted to participants and made subject to the restrictions as may be determined by our Compensation Committee. These conditions may include requirements as to continuous service with us, payment of a purchase price for the restricted stock award, achieving specific performance goals and securities laws restrictions. Failure to satisfy the conditions and, except as otherwise determined by the Compensation Committee, termination of a participant’s service during the applicable restriction period, will result in forfeiture of the restricted stock that remains subject to restrictions. Participants holding restricted stock awards may exercise full voting rights with respect to their shares and will be entitled to receive all dividends and other distributions paid. Any dividends or dividend equivalents may be paid currently or may be credited to a participant’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish. In general, restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire.

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Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued service or on performance criteria established by our Compensation Committee. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, the stock issuable with respect to restricted stock units will not be issued until the restricted stock unit award has vested and the award has been settled Participants holding restricted stock units will have no voting rights with respect to such awards and no dividend rights with respect to shares subject to such restricted stock units except as the Compensation Committee may so provide in an award agreement. Restricted stock units may be settled in cash or shares of our common stock.

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Stock Appreciation Rights, or SARs, entitle the participant, subject to terms and conditions determined by the Compensation Committee, to receive upon exercise of the SAR all or a portion of the excess of the fair market value of a specified number of shares as of the date of exercise of the SAR over a specified price that may not be less than the fair market value of such shares as of the grant date of the SAR. Each SAR may be exercisable in whole or in part on the terms provided in the applicable award agreement. Upon exercise of an SAR, payment to the participant will be in the form of cash, shares of our common stock or a combination of cash and common stock as determined by the Compensation Committee if not otherwise specified in the award agreement. The SAR award agreements may limit the amount or percentage of the total appreciation on which payment may be made upon exercise of the SAR. SARs generally may be granted for any term not to exceed ten years from the date of grant specified by our Compensation Committee.

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Performance Share Awards entitle a participant to future payments based upon the achievement of performance targets established by the Compensation Committee. Payments may be made in in cash, shares of our common stock or a combination of cash and stock as determined by the Committee. Performance share award agreements may provide that a portion of a maximum award amount will be paid for performance that exceeds a minimum target but falls below the maximum target. Participants holding performance shares will have no voting or dividend rights with respect to such shares except as the Compensation Committee so provides in an award agreement.

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Other Awards. The Compensation Committee may grant other awards under the Amended 2012 Plan, including awards pursuant to which a cash bonus may be paid or pursuant to which shares of our common stock may be acquired in the future, including awards denominated in stock, stock units, securities convertible into stock and phantom securities. The terms and conditions of other awards, which must not be inconsistent with the terms and purposes of the Amended 2012 Plan will be set forth in an award agreement.

Award Limits
As noted above, our Board approved an amendment to the 2012 Plan on December 4, 2012, subject to stockholder approval. The amendment, which is set forth in Section 4(b) of the Amended 2012 Plan, provided for the following limits on grants of all awards under the Amended 2012 Plan, subject to adjustment for changes in capitalization:

•	The maximum number of shares of our common stock available for awards that are incentive stock options is 3,000,000;

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For awards of options and stock appreciation rights granted after the effective date of the Amended 2012 Plan, the maximum number of shares available for such awards to any individual participant during any one calendar year is 3,000,000;

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For awards of restricted stock, restrictive stock units and performance shares granted after the effective date of the Amended 2012 Plan that are subject to the achievement of performance targets or goals, the maximum number of shares available for such awards to any individual participant during any one calendar year is 3,000,000; and

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For cash-based awards granted after the effective date of the Amended 2012 Plan that are subject to the achievement of performance targets or goals, the maximum amount that may be paid for such awards to any individual participant during any one calendar year is $5,000,000.

The limits are designed to allow us to grant certain awards that are exempt from the $1 million limit on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.
Performance Conditions and Goals
Any award under the Amended 2012 Plan may be made subject to the achievement of performance goals established by the Compensation Committee relating to one or more performance criteria. Performance criteria requirements may be applied to our company generally, an affiliated company (including a subsidiary), a division, business unit, corporate group or individual or any combination thereof. The criteria may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or our performance in a previous period, and performance may be measured annually or cumulatively over a longer period of time.
Performance criteria that may be used to establish performance goals are:

•	base-business net sales,

•	total segment profit,

•	adjusted EBIT/EBITDA,

•	adjusted diluted earnings per share,

•	adjusted gross profit,

•	adjusted operating profit,

•	earnings or earnings per share before income tax (profit before taxes),

•	net earnings or net earnings per share (profit after tax),

•	compound annual growth in earnings per share,

•	operating income,

•	total shareholder return,

•	compound shareholder return,

•	market share,

•	return on equity,

•	average return on invested capital,

•	pre-tax and pre-interest expense return on average invested capital (expressed on a current value basis), or

•	sales growth, marketing, operating or workplan goals.
Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable performance period.
If an award is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, the performance goals for each participant and the amount payable if those goals are met must be established in writing for each specified period of performance by our Compensation Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. In no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals must be objective, and such goals and the amount payable for each performance period if the goals are achieved will be set forth in the applicable award agreement. Following the conclusion (or acceleration) of a performance period, the Compensation Committee will determine the extent to which performance criteria have been attained, any other terms and conditions with respect to an award relating to the performance period have been satisfied and payment is due with respect to a performance-based award. No amounts may be payable to any participant for any performance period until the Compensation Committee certifies that the performance criteria and any other material terms were in fact satisfied.
Limits on Transferability
Except as otherwise permitted by the Compensation Committee, during the lifetime of a participant, only that participant, or his or her legal representative, may exercise an option or SAR or receive payment with respect to an award, and no award may be sold, assigned, transferred, exchanged or otherwise encumbered. An award agreement may provide that an award is transferable to a successor in the event of a participant’s death. We anticipate that our Compensation Committee may allow certain awards to be transferable to certain permitted transferees (for example, immediate family members for estate planning purposes). If our Compensation Committee makes an award transferable, the award will contain the additional terms and conditions as our Compensation Committee deems appropriate.

Adjustments for Changes in Capitalization
In the event of any dissolution, sale, merger, statutory share exchange, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, our Compensation Committee will make proportionate adjustments to the aggregate number and type of shares of stock that may be issued under the Amended 2012 Plan (including the limitations on the number of shares issuable to a participant during a given calendar year), and the grant or exercise price of any such award. Any adjustment affecting an award intended to qualify as performance-based compensation will be made consistent with the requirements of Section 162(m) of the Code. The form and manner of any such adjustments will be determined in the sole discretion of the Compensation Committee.
Change of Control
The treatment of awards upon a change in control of us will be set forth in the applicable award agreement, although any accelerated vesting of an award may not occur until on or after the change in control provided, however, that in no event may the vesting of any award be accelerated as a result of a change in control, until on or after the date of the change in control as determined under the Amended 2012 Plan. The awards granted in fiscal 2012 to our executive officers vest in connection with the executive’s qualifying termination of employment within two years of a change in control. Under the Amended 2012 Plan, a change of control is generally defined as:

•	individuals who constitute the Board cease for any reason to constitute at least a majority of the Board;

•	more than 50% of the voting power or outstanding shares of common stock is acquired by any individual, entity or group;

•	subject to certain exceptions, consummation of a reorganization, merger, share exchange or consolidation (a “business combination”) involving the company;

•	a sale of all or substantially all of the assets of the Company;

•	a liquidation or dissolution of the Company.

A “business combination” will not be considered a change in control unless:

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all or substantially all of the persons who were the beneficial owners of our outstanding common stock and voting securities immediately prior to the business combination beneficially own more than 50% of the then outstanding shares of common stock and combined voting power of the then outstanding voting securities of the entity resulting from such business combination;

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No person or group beneficially owns more than 50% of the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such person or group owned more than 50% of our outstanding common stock or voting securities prior to the business combination; and

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at least a majority of the members of the board of directors or other governing body of the entity resulting from such business combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, approving such business combination.

Notwithstanding the foregoing, a change in control shall not include transactions (commonly known as Morris Trust transactions) pursuant to which a third party acquires one or more businesses of the Company by acquiring all of the common stock of the Company while leaving the Company’s remaining businesses in a separate public company, unless the businesses so acquired constitute all or substantially all of the Company’s businesses, or any transactions commonly known as Reverse Morris Trust transactions.
Amendment and Termination of the Amended 2012 Plan
The Board has the authority to amend, modify, terminate or suspend the Amended 2012 Plan, and the Compensation Committee has the authority to alter or amend any or all agreements under the Amended 2012 Plan unless such amendments are deemed by the Compensation Committee to be materially adverse to the participant and are not required as a matter of law.
However, shareholder approval is required if required by law or if the amendment increases the total number of shares available under the Amended 2012 Plan. No termination, suspension or modification of the Amended 2012 Plan can materially and adversely affect any right acquired by any participant granted before the date of termination, suspension or modification. Unless terminated earlier, the Amended 2012 Plan will terminate on February 1, 2022.

Securities Laws
The Amended 2012 Plan is intended to conform with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder. The Amended 2012 Plan will be administered, and awards will be granted and may be exercised, if applicable, only in such a manner as to conform to these laws, rules and regulations.
Federal Income Tax Consequences Associated with the Amended 2012 Plan
The following is a brief summary of certain significant U.S. Federal income tax consequences, under the Code, regulations promulgated thereunder and published judicial or ruling authorities, as in effect on the date of this summary, applicable to us and participants in connection with awards under the Amended 2012 Plan. Such authorities are subject to change, which change may be retroactive. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and a penalty tax in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local, or non-U.S. tax consequences, or the effect of gift estate or inheritance taxes nor does it discuss all aspects of taxation that may be relevant in light of a holder’s personal circumstances. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Non-Qualified Stock Options. The grant of NQSOs under the Amended 2012 Plan will not result in taxable income to the recipient or a deduction for us. Generally, the exercise of NQSOs will result in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for us in an amount by which the fair market value of the shares on the date such option is exercised exceeds the exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares. The gain or loss will be long term or short term depending upon how long the stock is held by the participant prior to its sale. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option.
Incentive Stock Options. The grant of an ISO under the Amended 2012 Plan will not result in taxable income to the recipient of the incentive stock option or an income tax deduction for us. The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for us if the holder has been an employee at all times beginning with the option grant date and ending three months before the date the holder exercises the option. If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than (i) two years after the date of grant of the option or (ii) one year after the option was exercised, then the option holder will recognize gain or loss upon disposition of those shares as capital gain or loss. If, however, the option holder disposes of the shares prior to satisfying these holding periods, the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, the difference between the fair market value of the shares disposed of, on the date the option was exercised and the option exercise price and we will be entitled to a deduction equal to that amount of ordinary income reported by the option holder. There will also be alternative minimum tax implications.
An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
Stock Appreciation Rights. The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for us. Upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise and we generally will be entitled to a deduction for the same amount which the recipient recognizes as ordinary income.
Restricted Stock and Restricted Stock Units. A participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Restricted stock units are not entitled to dividends. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect,pursuant to Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable reporting requirements, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in our taxable year in which that participant recognizes that ordinary income.
The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for us. The amount of cash paid or the then-current fair market value of common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by us.
Performance Share Awards. A participant who has been granted a performance share award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.
Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (generally, the aggregate amount allowable as a deduction for the taxable year (determined without regard to Section 162(m) of the Code) for remuneration for services performed by the employee) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee that is adequately disclosed to, and approved by, stockholders. The Amended 2012 Plan has been structured with the intention that compensation resulting from awards granted under the Amended 2012 Plan after its effective date will satisfy the “performance-based compensation” exception, assuming the Amended 2012 Plan is approved by the shareholders, and will be deductible without regard to the limitations otherwise imposed by Section 162(m). We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.
New Plan Benefits
Awards under the Amended 2012 Plan are within the discretion of the Board or the Compensation Committee and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the Amended 2012 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the Amended 2012 Plan.
Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock subject to awards granted under our existing 2012 Plan through September 30, 2012, including 286,243 awards which were converted from Ralcorp awards, but excluding awards which by their terms will be settled in cash.

Name and position	Number of shares subject to award
William P. Stiritz Chief Executive Officer, Chairman of the Board and Director	1,862,500
Terence E. Block President, Chief Operating Officer and Director	119,000
Robert V. Vitale Chief Financial Officer	119,000
Jim Holbrook EVP - Marketing and Sales	82,000
Diedre J. Gray SVP, General Counsel & Corporate Secretary	(1)
Jeff Zadoks Corporate Controller	(1)
All Current Executive Officers as a Group	2,182,500
All Current Non-Executive Directors as a Group	70,000
All Current Employees as a Group (including all current non-executive officers)	2,468,743
_________

(1)	Ms. Gray and Mr. Zadoks each held 5,000 shares of restricted stock units as of September 30, 2012 which may only be settled in cash.

The board of directors recommends a vote “FOR” approval of the amendment to the 2012 Long-Term Incentive Plan as well as of the performance criteria under the plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted Average of Exercise Price of Outstanding Options and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,538,743	(1)	29.64	3,958,695	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	2,538,743		—	3,958,695
_________

(1)
The number in this column includes 1,820,000 shares of outstanding non-qualified stock options, 362,500 restricted stock units which will be settled in shares of our common stock, up to 70,000 shares that could be issued upon exercise of stock appreciation rights held by our non-management directors, and up to 286,243 shares of common stock that could be issued upon exercise of the stock appreciation rights which were converted from Ralcorp awards to Post awards, in each case based on our closing stock price on September 30, 2012. Excludes SARs and restricted stock units which, by their terms, will be settled in cash.

(2)	Weighted average exercise price of outstanding options and stock appreciation rights; excludes restricted stock units.

(3)
Of this number, approximately 2,182,500 shares are reserved for issuance upon the exercise of stock options and restricted stock units awarded in fiscal year 2012 and 286,243 stock appreciation rights converted from Ralcorp awards to Post awards and 70,000 stock appreciation rights held by our non-management directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 3)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2013, and the board of directors has directed that management submit the appointment of our independent registered public accounting firm for ratification by the shareholders at the annual meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth the fees paid for audit services during the fiscal year ended September 30, 2012 and for other services during the fiscal year.

Year Ended September 30, 2012
Audit fees (1)	$1,465,000
Audit-related fees	—
Tax fees	—
All other fees (2)	1,800
_________

(1)	Audit fees relate primarily to the audit of our financial statements, comfort letter consents and review of SEC registration statements.

(2)
All other fees include any fees for services received by PricewaterhouseCoopers which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The board of directors recommends a vote “FOR” ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The committee discussed with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The committee met, at least quarterly, with the internal auditors and independent registered public accounting firm, and at their discretion with and without management present, and discussed the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2012, management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB AU Section 380 (Communication with Audit Committees) as modified or supplemented.
The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended September 30, 2012 be included in our Annual Report on Form 10-K filed with the SEC for that year.
While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.
Edwin H. Callison, Chairman
David R. Banks
Gregory L. Curl

COMPENSATION OF OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Executive Summary
On February 3, 2012, the spin-off of Post from Ralcorp was completed, and Post became an independent, publicly traded company. This Compensation Discussion and Analysis describes how the Corporate Governance and Compensation Committee (the “Compensation Committee”) decided to compensate the following officers for fiscal 2012:

•	William P. Stiritz, our Chief Executive Officer;

•	Terence E. Block, our President and Chief Operating Officer;

•	Robert V. Vitale, our Chief Financial Officer;

•	James L. Holbrook, our Executive Vice President – Marketing; and

•	Jeff A. Zadoks, our Corporate Controller.
We refer to these individuals in this proxy statement as our “named executive officers.”
 Impact of the Spin-Off on Compensation Decisions
 Many of our new holding company employees, including the named executive officers, were not previously employed by Ralcorp. Our named executive officers joined Post without firm compensation packages in place, focusing instead on successfully completing the separation from Ralcorp and establishing Post as an independent company, and then turning their focus to re-building Post’s brands. As a result of this focus, many fiscal 2012 compensation opportunity decisions were not made at the time of their respective hires, or even until months after the spin-off.
Our Executive Compensation Objectives
 In fiscal 2012, our compensation programs were developed to address circumstances related to the spin-off, as described above. Our executive compensation programs are based upon achieving the following objectives:

•	aligning the compensation of our named executive officers with the long-term interests of our stockholders;

•	providing a total compensation opportunity that allows us to attract and retain talented executive officers, and motivate them to achieve exceptional business results; and

•
ensuring that our named executive officers’ total compensation opportunities are competitive in comparison with our peers, that our incentive compensation is performance-based, and that our programs are consistent with high standards of corporate governance and evolving best practices within our industry.

Pay Opportunity for Our Named Executive Officers
Mr. Stiritz

•
Pursuant to a three-year employment agreement signed in May 2012, Mr. Stiritz will receive a base salary of $1 per year.  Mr. Stiritz has agreed that he generally will not participate in any of the Company’s short-term or long-term bonus plans, benefit plans or other similar arrangements.

•
In May 2012, the Compensation Committee granted Mr. Stiritz 1,550,000 non-qualified stock options, at an exercise price of $31.25 per share, the closing price of our stock on the date of grant, which generally vest in equal installments on the first, second and third anniversary dates of grant. These options are intended to constitute substantially all of Mr. Stiritz’s compensation for his service as Chief Executive Officer of the Company during the three-year term of his employment agreement, absent special circumstances.

Other Executives
In May 2012, the Compensation Committee approved the base salaries and target bonus percentages (expressed as percentages of base salary) of our named executive officers other than Mr. Stiritz.  The following table sets forth the annual base salary and target bonus level of our named executive officers for fiscal 2012:

Name	Position	Base Salary	Target Bonus
Terence E. Block	President and Chief Operating Officer	$500,000	100%
Robert V. Vitale	Chief Financial Officer	$400,000	100%
James L. Holbrook	Executive Vice President – Marketing	$400,000	100%
Jeff A. Zadoks	Corporate Controller	$230,000	50%
In addition, on May 29, 2012, the Compensation Committee granted non-qualified stock options to certain named executive officers, with an exercise price of $31.25, the closing market price of the Company’s common stock on the date of grant.   These stock options vest in equal annual installments on the first, second and third anniversaries of the date of grant.  The following table sets forth the non-qualified stock options which were awarded to these executive officers:

Name	Position	Stock Options
Terence E. Block	President and Chief Operating Officer	100,000
Robert V. Vitale	Chief Financial Officer	100,000
James L. Holbrook	Executive Vice President – Marketing	70,000
Also on May 29, 2012, the Compensation Committee approved awards of restricted stock units (“RSUs”) to certain executive officers. These RSUs were granted in special recognition of the leadership provided through the spin-off from Ralcorp. The RSUs vest in equal installments on the first, second and third anniversaries of the date of grant, subject to certain acceleration events described in the award agreements.  The following table sets forth the RSUs which were awarded to these executive officers:

Name	Position	RSUs
William P. Stiritz	Chief Executive Officer	312,500
Terence E. Block	President and Chief Operating Officer	19,000
Robert V. Vitale	Chief Financial Officer	19,000
James L. Holbrook	Executive Vice President – Marketing	12,000
In August 2012, the Compensation Committee approved an award of 5,000 RSUs to Mr. Zadoks. These RSUs have the same vesting provisions as described above, but will ultimately be settled in cash as opposed to shares of stock.
Senior Management Bonus Program
Also on May 29, 2012, the Compensation Committee approved the Senior Management Bonus Program applicable to Messrs. Block, Vitale and Holbrook. The amount of payout under the plan is a percentage of each executive’s salary, which is paid based on the level of achievement of performance objectives determined by the Committee with the advice of our Chief Executive Officer.
Fiscal 2012 Business Review and Impact on Executive Compensation
In fiscal 2012, Post completed a significant transformation of its business and implemented changes in its senior leadership to set the future direction of the Company and its business. Among other things, Post:

•	completed the establishment of new holding company structure, including hiring new company leadership, including the executive leadership and corporate staff groups;

•	raised $775 million in high yield notes and secured a $350 million credit facility;

•	achieved public-company status within six months of the separation announcement;

•	completed the separation of Post business functions and transition away from Ralcorp operations largely on schedule and within targeted costs;

•	completed the transition from a brokerage sales network to a direct-selling organization, hiring a new sales staff;

•	created a market development organization;

•	improved trade spending effectiveness;

•	introduced product improvements and/or line extensions on key brands, including Honey Bunches of Oats, Pebbles, Great Grains, Grape-Nuts and others;

•	launched a new value brand, Good Morenings, in June 2012 to select customers, with a national expansion anticipated for January 2013; and

•	repurchased 1.75 million shares of common stock in September 2012, shrinking the number of shares outstanding.

Despite the disruptions created by the transition to independence, and a continued difficult economic environment, the Compensation Committee believes that Post delivered solid results in fiscal 2012. Significant items, such as the expenses of the spin-off and duplication of costs as Post transitioned to an independent company, as well as increased raw materials costs, negatively impacted fiscal 2012 results. Management believes that it has taken key actions necessary to position Post for increased profitability in the future.
Based on the foregoing achievements, the Compensation Committee determined that 100% of the performance objectives for fiscal 2012 were met for the senior management team.
Key Management Bonus Program
On May 29, 2012, the Compensation Committee approved the Key Management Bonus Program applicable to key management level employees, excluding senior management. The amount of payout under the plan is a percentage of each employee’s salary, which will be paid based on the level of achievement of three Post performance objectives: net sales, adjusted EBIT, and market share. Of our named executive officers, only Mr. Zadoks participates in this plan. For fiscal 2012, the weighting of the three metrics under this program were as follows:

•	Net sales - 60%

•	Adjusted EBIT - 20%

•	Market share - 20%
For fiscal 2012, Post achieved 98% of the overall aggregate target under the program. In light of the substantial achievements of the business during fiscal 2012, the Compensation Committee applied discretion in adjusting the payout under the Key Management Bonus Program to payout at 100%. Payouts under the plan are modified (upwards or downwards) based on each participant’s individual performance rating received from the participant’s supervisor.
Compensation Philosophy
We believe that our success in creating long-term value for our stockholders depends on our ability to attract, retain and motivate our executive officers. We encourage sustained long-term profitability and increased stockholder value by linking compensation to our achievement of financial and operating performance. We use equity-based awards and other mechanisms to align the long-term interests of our officers with those of our stockholders. We have designed elements of our executive compensation program to increase the likelihood that we will retain key employees.
We have determined the type and amount of compensation for each officer after considering a variety of factors, including the officer’s position and level of responsibility within our company, comparative market data and other external market-based factors. Our Compensation Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace.
The Compensation Committee believes that an effective executive compensation program should encompass the following fundamental objectives:

•	compensation should be competitive;

•	compensation should vary with performance;

•	compensation should align the long-term interests of our corporate officers with those of our stockholders; and

•	compensation should provide a retention incentive.
Our Compensation Process
The Compensation Committee uses current compensation levels, performance, future leadership potential and succession planning, among other factors, in determining appropriate compensation levels for our officers.
The Compensation Committee anticipates that it will review the design of its executive compensation program and the various components of compensation annually. In doing so, the Compensation Committee will assess whether compensation programs used in prior years have successfully achieved the compensation objectives. The Compensation Committee also considers the extent to which its compensation program is designed to achieve its long-term financial and operating goals. As a newly independent company, the Compensation Committee will likely continue to make adjustments to Post’s compensation structure over the next several years as the Company grows.
Role of Management
Our human resources group reviews published compensation surveys and publicly disclosed compensation information reported by entities within our peer group described below. The human resources group uses the information to develop compensation targets and ranges (salaries, bonus awards and equity awards) for positions similar to those held by our officers. The group recommends annual adjustments to salaries for each officer, ensuring that salaries are designed to take into account competitive practices at peer companies. Management works together with the human resources department and the Compensation Committee to recommend base salaries for the executives, ensuring that salaries are designed to take into account competitive practices at peer companies. Our Chief Executive Officer is expected to provide to the chairman of the Compensation Committee recommendations of salary adjustments, annual bonus payments, and equity awards for the executive officers (other than himself). The recommendations of the Chief Executive Officer are designed to reflect the Compensation Committee’s compensation philosophy. Any further adjustments will be made by the Compensation Committee based on the financial or operating performance of the company. The Chief Executive Officer also reviews with the Compensation Committee the performance of each officer (other than himself). The Compensation Committee reviews the peer data and compensation recommendations from compensation consultants, but has the discretion in modifying the compensation of the executive officers, including modifying the recommendations from the human resources group and Chief Executive Officer.
Role of Compensation Consultant
In 2012, Post management retained Frederick W. Cook & Co., Inc. (“FW Cook”) to provide it with advice on executive compensation matters. FW Cook advised management and the Compensation Committee with respect to both annual compensation and long-term incentive compensation and on competitive compensation practices and other executive compensation developments, appropriate peer companies, program design and the appropriate mix of compensation. The approximate cost of FW Cook’s services in fiscal 2012 related to officer compensation was $50,000. Except as described above, FW Cook provides no other services to Post and receives no compensation other than for its executive compensation advice.
The Compensation Committee has the ability to directly engage a compensation consultant which is independent of any compensation consultant engaged by management. In 2012, the Compensation Committee used the advice from FW Cook and did not separately engage an independent compensation consultant. Because FW Cook was retained by management, its services are not considered “independent” under SEC rules.
While FW Cook was originally retained by management, FW Cook also provided various executive compensation services to the Compensation Committee with respect to Messrs. Stiritz, Vitale, Block and Holbrook, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of our program design. For fiscal 2012, FW Cook did not advise on compensation benchmarking for Mr. Zadoks. The Compensation Committee believes that this engagement is appropriate because FW Cook’s business is providing executive compensation consulting services and it does not provide, directly or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing.
Peer Group
For fiscal 2012, our compensation benchmarking peer group was composed of 17 U.S.-based public companies in the food and consumer packaged goods industries. The peer group was developed with the assistance of FW Cook in March of 2012 after completion of the spin-off from Ralcorp. These companies reported a median revenue of approximately $1.6 billion for their respective most recently completed fiscal years. For fiscal 2012 compensation benchmarking, these companies were:

• B&G Foods, Inc.
• Brown-Forman Corporation
• Central European Distribution Corporation
• Coca-Cola Bottling Co.
• Cott Corporation
• Darling International Inc.
• Diamond Foods, Inc.
• Flowers Foods, Inc.
• Green Mountain Coffee Roasters, Inc.
• The Hain Celestial Group, Inc. • Imperial Sugar Company • J&J Snack Foods Corp. • Monster Beverage Corporation • Sanderson Farms, Inc. • Snyder’s-Lance, Inc. • Sunopta Inc. • TreeHouse Foods, Inc.
The Compensation Committee expects to review the composition of the peer group annually to determine its appropriateness.
In fiscal 2012, Post did not target individual components of compensation but rather targeted the overall compensation packages (excluding the special RSU grants described above) for our named executive officers to be at or around the 75th percentile of the peer group compensation, except for Mr. Zadoks, whose total compensation was not benchmarked during fiscal 2012. Additionally, the variable elements of Post’s executive compensation programs (cash bonuses, stock options and restricted stock units) allow our executives to earn compensation that, when combined with their base salaries, could generate total compensation at or higher than (depending on improvements in Post’s share price) such levels and would reflect Post’s long-term improved performance.

 CEO Compensation
Mr. William P. Stiritz serves as our Chief Executive Officer. Unlike the other named executive officers of Post, Mr. Stiritz does not have a traditional compensation package comprised of base salary, cash bonuses, deferred compensation or other benefit programs. Instead, Mr. Stiritz’s compensation has been made entirely in the form of equity awards, as expressed in his employment agreement described below. As a result, except with respect to the special grant of RSUs described above granted in 2012, Mr. Stiritz will generally not receive any actual compensation unless and to the extent that the Company’s stock price appreciates from the date of grant.
The Compensation Committee believes that this compensation package directly aligns Mr. Stiritz’s interests with the Company’s shareholders, has a strong retention element due to the vesting features of equity compensation, and provides Mr. Stiritz with limited severance. Each of these characteristics are consistent with requiring strong performance from both Mr. Stiritz and the Company in order for Mr. Stiritz to achieve any true compensation under the employment agreement. The Compensation Committee utilized survey data provided by FW Cook in connection with the benchmarking Mr. Stiritz’s overall compensation package, targeting Mr. Stiritz’s compensation around the 75th percentile within the peer group. The Compensation Committee believes that the aggregate compensation provided by the employment agreement is purely performance oriented, and fits the Compensation Committee’s compensation philosophy of paying well for outstanding performance, but providing less total compensation if the Company and its stockholders do not benefit as well.
Elements of Compensation
Our compensation program applicable to our executives other than Mr. Stiritz is comprised of the following components:

Compensation Component	Purpose
Base salary	Fixed component of pay intended to compensate an executive officer fairly for the responsibility level of the position held.
Annual incentive awards	Variable component of pay intended to motivate and reward an executive officer’s contribution to achieving short-term/annual objectives.
Long-term incentives (equity)
Variable component of pay intended to motivate and reward an executive officer’s contribution to achieving our long-term objectives and to align the interests of our executives with those of our stockholders; generally with vesting over a number of years.

Retirement and other benefits	Fixed component of pay intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide retirement savings opportunity.
Perquisites	Fixed component of pay intended to help us in attracting and retaining executive talent.
Post-termination compensation (severance and change in control)
Fixed component of pay intended to provide income and benefits following an executive officer’s involuntary termination of employment and, in the case of a change in control, to also help provide continuity of management through the transaction.

 Post aims to provide compensation programs with a significant variable element. The total compensation package is designed to reward all executives for improved shareholder value, compensate executives for services performed during the fiscal year and provide an incentive to remain employed with Post.
Base Salary
We provide each officer with an annual base salary, other than Mr. Stiritz, whose base salary is $1. Base salaries depend on peer data, individual performance, the officer’s ability to address competitive or operating challenges, and overall company financial performance. The Compensation Committee attempts to set base salary levels to be competitive with executives holding positions of similar responsibility and complexity at peer group corporations as reflected in public filings and published surveys, as well as competitive data provided by compensation consultants. Base salaries are reviewed and approved on an annual basis.
Annual Cash Bonus
Post provides executive officers (other than Mr. Stiritz, who does not participate in any bonus plans) the opportunity to earn additional cash compensation on a fiscal year basis. Prior to the beginning of each fiscal year, the chief executive officer submits recommendations to the Compensation Committee, which approves certain performance targets that must be satisfied before a bonus is paid. Prior to each fiscal year, the Compensation Committee determines target award payouts for each participant if the relevant performance targets are achieved. The amount of payout is not computed through specific mathematical formulas. Rather, the Compensation Committee evaluates a variety of factors including the following: the executive’s total compensation package; the financial performance of the business relative to the business plan (including such measures as sales volume, revenues, costs, cash flow and operating profit); Post’s overall financial performance for the fiscal year; the officer’s individual performance (including the quality of strategic plans, organizational and management development, participation in evaluations of potential acquisitions and similar manifestations of individual performance); and the business environment. In determining bonus amounts, the Compensation Committee considers the recommendations made by our Chief Executive Officer. The bonus targets are set at levels which the Compensation Committee deems appropriate in light of our compensation philosophy, usually at 100% of the executive’s base salary. The Compensation Committee retains the authority to determine the bonus payouts based on achievement of the target performance goals.
Long-Term Compensation
Our long-term compensation program for the executive officers is comprised of long-term equity compensation. The Post Holdings, Inc. 2012 Long-Term Incentive Plan provides for the grant of long-term equity compensation in the form of options, restricted stock awards, restricted stock units, performance shares, stock appreciation rights and other stock based awards.

•
Stock options entitle the recipient to purchase a specified number of shares of Post common stock after a specified period of time at an option price, which will not be less than the fair market value of our common stock on the date of grant.

•
Restricted stock awards consist of grants of shares of Post common stock that are restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of such restrictions. Individuals holding restricted stock awards may exercise full voting rights and are entitled to receive dividends during the restriction period.

•
Restricted stock units represent a grant of units representing shares of Post common stock. Upon vesting, cash or shares of Post common stock will be issued. Individuals with restricted stock units do not have any voting or dividend rights with respect such award.

•
Performance shares refer to contingent awards of a specified number of performance shares or units, with each performance share or unit equivalent to one or more shares of Post common stock or a fractional share. Recipients earn a variable percentage of the performance shares or units awarded based on the achievement of specified performance objectives. Performance shares or units may pay out in cash, shares of Post common stock or both.

•
Stock appreciation rights allow recipients to receive, upon exercise, cash or shares of Post common stock (or a combination of both) equal in value to the difference between the exercise price and the fair market value at the date of exercise. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date of grant.

Post believes that granting long-term compensation mostly in the form of non-qualified stock options ensures an officer’s long-term compensation is linked directly to shareholder value since the officer receives no benefit from the option unless shareholders have benefited from an appreciation in the value of Post’s common stock. The vesting of stock-based award under the 2012 Plan may be accelerated upon the occurrence of certain events, as provided in the relevant award agreement.
We believe that long-term equity incentive awards will be a critical element in the mix of compensation, linking compensation of our executives to long-term increases in the market price of our common stock, and therefore align the interests of our executives to those of our shareholders.
The total number of shares of Post common stock that may be delivered under the 2012 Plan is 6,500,000, plus any awards that are forfeited, paid in cash rather than in Post common stock, withheld to pay taxes, expired or are canceled without delivery of shares of Post common stock. Post common stock will be issuable upon vesting or exercise of stock appreciation rights issued in substitution of Ralcorp stock appreciation rights awards held by our employees. In May 2012, we granted stock options to each of our named executive officers other than Mr. Zadoks who received a grant of RSUs in August 2012. Each of these grants vest in equal installments on the first, second and third anniversary dates of the date of grant, subject to early vesting in certain circumstances involving death, disability or retirement. These stock options and RSUs are subject to “double trigger” accelerated vesting, meaning that vesting will only occur in the event of a “change in control” of Post with the executive’s subsequent termination by Post “without cause” or for “good reason” (as these terms are defined in the 2012 Plan) within two years after such change in control. A change in control without such a termination will not result in accelerated vesting.
Special Recognition RSU Grants
In May 2012, we granted 312,500 RSUs to Mr. Stiritz, 19,000 RSUs to Mr. Block, 19,000 RSUs to Mr. Vitale and 12,000 RSUs to Mr. Holbrook, each of which was a special grant in recognition of the leadership provided by these executives through the successful separation from Ralcorp. These RSUs vest in equal installments on the first, second and third anniversaries of the date of grant, subject to early vesting in certain circumstances involving death, disability or retirement, and are also subject to “double trigger” accelerated vesting in the event of a “change in control” and the executive’s subsequent termination by the Company “without cause” or for “good reason” (as these terms are defined in the 2012 Plan) within two years after such change in control.

Deferred Compensation
We maintain a non-qualified deferred compensation plan which permits the deferral of all or part of an eligible employee’s bonus and up to 50% of his or her annual salary. Income taxes on the amounts deferred and any investment gains are deferred until distributed. Participation in the plan is not limited to corporate officers.
We will match up to 100% of the first 6% of pay that is contributed to the savings investment plan and the deferred compensation plan. Generally, a participant may begin contributing to the deferred compensation plan when his or her contributions to the savings investment plan reach certain limits imposed under the Code. A number of investment funds are available as “benchmark” investment options. Amounts contributed continue to grow on a tax-deferred basis until distributed. We do not guarantee the rate of return of any fund. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. These plans allow executives to accumulate funds for retirement. See Non-Qualified Deferred Compensation below for further information.
Perquisites
We provide executives with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Compensation Committee reviews the levels of perquisites and other benefits periodically.
Currently the only perquisite provided by Post is personal use of our corporate aircraft. Our Chief Executive Officer may use the plane for personal use, as well as other executive officers with the Chief Executive Officer’s prior authorization. Our compensation committee has the authority to grant tax gross-ups related to such use. In fiscal 2012, the Committee authorized tax gross-ups related to such use provided that they not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year. The Compensation Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table where applicable.
Employment Agreements
Mr. Stiritz. On May 1, 2012, we entered into an employment agreement with William P. Stiritz, our Chief Executive Officer. The majority of the compensation potentially payable to Mr. Stiritz in this employment agreement is long-term, performance-based compensation, primarily based on stock options, although Mr. Stiritz also received some RSUs in recognition of his service for completing the successful separation from Ralcorp. The employment agreement expires pursuant to its terms on April 30, 2015, although the agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. Under the terms of the employment agreement, Mr. Stiritz’s base salary was set at $1 per year. Mr. Stiritz will not participate in any cash bonus programs and generally will not participate in any of our traditional benefit plans.
In connection with the employment agreement, Post granted Mr. Stiritz 1,550,000 stock options at an exercise price equal to $31.25, the closing market price of Post stock on the date of grant, generally vesting in equal 1/3 increments on the first, second and third anniversaries of the grant date. These equity based awards were issued pursuant to and governed by Post’s 2012 Plan. All equity grants to Mr. Stiritz are subject to “double trigger” accelerated vesting in the event of a change in control and Mr. Stiritz’s subsequent termination by Post without cause or by him for good reason within two years after such change in control. Either party can terminate Mr. Stiritz’s employment agreement on 30 days’ notice. Because the options represent three years of compensation, Mr. Stiritz acknowledges in the agreement that the Compensation Committee does not intend to grant him any additional equity awards during the remaining term of the agreement, absent special circumstances.
Management Continuity Agreements
We have entered into management continuity agreements with all of our senior management, including the named executive officers whose compensation is discussed herein. These agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change of control of Post. The board of directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our board of directors is of the opinion that a properly designed change in control agreement protects shareholder interest by providing (i) incentives to remain with the company despite uncertainties while a transaction is under consideration or pending, (ii) assurance of severance benefits for terminated employees and (iii) access to equity components of total compensation after a change in control.
Under the agreement, an officer may receive (i) a lump sum severance payment (equal to two or three years of base pay depending on the officer), (ii) a lump sum payout equal to the present actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) a lump sum cash payment equal to the difference between the present values of the participant’s actual benefits under our retirement plan and the supplemental retirement plan and what the participant would have been entitled to if he or she had remained employed for two or three years (based on same period applicable to severance payment), (iv) outplacement assistance and (v) reimbursement for certain litigation expenses.

Information regarding payments under the agreements for the corporate officers named in this proxy statement is provided in Potential Payments upon Termination of Employment or Change in Control below.
Stock Ownership Guidelines
We have established stock ownership guidelines which are applicable to all non-employee directors and all corporate officers. Our board of directors believes that it is in the Company’s best interests and the best interests of our shareholders to align the financial interests of the executives and non-employee directors with those of the shareholders. Our Chief Executive Officer and each of our directors is expected to own shares of common stock valued at five times the base salary or annual retainer, and each of the other executive officers is expected to own stock valued at two times the base salary. The guidelines became effective on February 3, 2012, and participants are expected to comply with the ownership requirements within five years of adoption. The Compensation Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Compensation Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Deductibility of Certain Executive Compensation
Section 162(m) of the Code sets a limit on deductible compensation of $1,000,000 per person, per year for the chief executive officer and the next three highest-paid executives (excluding the chief financial officer). However, the deduction limit does not apply if the compensation is strictly performance based. In establishing total compensation for such officers, the Compensation Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by Post and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance. Because the 2012 Plan was not approved by our public shareholders prior to equity grants made in fiscal 2012, those grants will not be considered performance based under Section 162(m).

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated officers who were serving as executive officers at September 30, 2012. The table below shows compensation made to our named executive officers beginning February 3, 2012, the date our separation from Ralcorp was complete.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)
William P. Stiritz	2012	1	—	9,765,625	12,846,854	—	—	131,948	22,744,428
Chairman & CEO
Robert V. Vitale	2012	266,667	—	593,750	988,366	400,000	6,039	20,858	2,275,680
CFO
Terence E. Block	2012	333,333	—	593,750	988,366	500,000	15,244	24,283	2,454,976
President & COO
James L. Holbrook	2012	266,667	—	375,000	691,856	400,000	12,308	18,622	1,764,453
EVP – Marketing
Jeff A. Zadoks	2012	149,583	—	156,700	—	143,750	7,100	9,730	466,863
Corp. Controller
_________

(1)	For fiscal 2012, includes annual cash bonuses paid in fiscal 2013 with respect to services performed in fiscal 2012.

(2)	We granted non-qualified stock options and restricted stock units in fiscal 2012 to our executive officers.

(3)	Represents the current balance in our executive supplemental investment plan. These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(4)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Total ($)
William P. Stiritz	2012	—	—	103,000	28,948	131,948
Robert V. Vitale	2012	16,000	986	—	3,872	20,858
Terence E. Block	2012	22,500	986	—	797	24,283
James L. Holbrook	2012	16,000	986	—	1,636	18,622
Jeff A. Zadoks	2012	9,125	605	—	—	9,730
_________

(a)
The incremental cost of use of our aircraft is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual’s total number of flight hours for non-business use for the year.  Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees, and maintenance.   Spouses and guests of executives occasionally fly on the aircraft as additional passengers on business flights.  In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under Standard Industry Fare Level (“SIFL”) rates.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual.  We report the SIFL rates for such use in each executive’s taxable wages.  We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Supplemental Summary Compensation Table
The following table presents additional information on the compensation of our named executive officers during 2012 that differs from the “Summary Compensation Table” presented immediately above and is intended to illustrate the longer-term nature of the equity awards granted to our executive officers. The above Summary Compensation Table was prepared in accordance with Securities and Exchange Commission requirements and shows, in the “Stock Awards” and “Option Awards” columns, the corresponding grant date fair value for the awards as reflected in our financial statements. The following table presents, in the “Stock Awards” column, the market value of shares underlying the RSUs which vested during 2012 and, in the “Option Awards” column, the intrinsic value (the difference between the market value of the shares and the exercise price of the option) of stock options exercised during the respective year. The other columns in the table are the same as those used in our Summary Compensation Table above. Since none of the RSUs or stock options awarded in 2012 have vested or are exercisable, the table below reflects that none of our named executive officers have yet received any financial benefit from the 2012 equity awards.
This table is not intended to be a substitute for the Summary Compensation Table shown above. However, we believe the table provides a useful comparison of the difference between the grant date fair value for an award under applicable accounting standards and the actual value an executive received in the year ended September 30, 2012. Please see the table Outstanding Equity Awards at Fiscal Year End below for a list of each named executive officer’s outstanding equity awards and their vesting/exercisable schedules.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)(4)	Total ($)
William P. Stiritz	2012	1	—	—	—	—	—	131,948	131,949
Chairman & CEO
Robert V. Vitale	2012	266,667	—	—	—	400,000	6,039	20,858	693,564
CFO
Terence E. Block	2012	333,333	—	—	—	500,000	15,244	24,283	872,860
President & COO
James L. Holbrook	2012	266,667	—	—	—	400,000	12,304	18,622	697,593
EVP, Marketing
Jeff A. Zadoks	2012	149,583	—	—	—	143,750	7,100	9,730	310,163
Corp. Controller
_________

(1)	For fiscal 2012, includes annual cash bonuses paid in fiscal 2013 with respect to services performed in fiscal 2012.

(2)	In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the executive officers from these awards within the applicable year.

(3)	Represents the current balance in our executive supplemental investment plan. These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(4)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Total ($)
William P. Stiritz	2012	—	—	103,000	28,948	131,948
Robert V. Vitale	2012	16,000	986	—	3,872	20,858
Terence E. Block	2012	22,500	986	—	797	24,283
James L. Holbrook	2012	16,000	986	—	1,636	18,622
Jeff A. Zadoks	2012	9,125	605	—	—	9,730
_________

(a)
The incremental cost of use of our aircraft is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual’s total number of flight hours for non-business use for the year.  Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees, and maintenance.   Spouses and guests of executives occasionally fly on the aircraft as additional passengers on business flights.  In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under Standard Industry Fare Level (“SIFL”) rates.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual.  We report the SIFL rates for such use in each executive’s taxable wages.  We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2012
The following table provides, for each of the named executive officers, information concerning cash awards under our annual incentive plan for fiscal 2012 and grants of equity awards made during fiscal 2012. The non-equity incentive plan awards disclosed below are part of the 2012 senior management bonus plan or key management bonus plan, as applicable. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of personal and/or corporate performance measures. Awards of options or restricted stock units were made under our 2012 Long-Term Incentive Plan. In November 2012, the Compensation Committee met to review performance and payments were made to each of the named executive officers based on a combination of achievement of the corporate performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation”.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William P. Stiritz	Annual Incentive	—	—	—	—
	Options	5/29/2012					1,550,000	$31.25	$12,846,854
	Restricted Stock Units	5/29/2012				312,500			$9,765,625
Terence E. Block	Annual Incentive	5/29/2012	$250,000	$500,000	$500,000
	Options	5/29/2012					100,000	$31.25	$988,366
	Restricted Stock Units	5/29/2012				19,000			$593,750
Robert V. Vitale	Annual Incentive	5/29/2012	$200,000	$400,000	$400,000
	Options	5/29/2012					100,000	$31.25	$988,366
	Restricted Stock Units	5/29/2012				19,000			$593,750
James L. Holbrook	Annual Incentive	5/29/2012	$200,000	$400,000	$400,000
	Options	5/29/2012					70,000	$31.25	$691,856
	Restricted Stock Units	5/29/2012				12,000			$375,000
Jeff A. Zadoks	Annual Incentive	5/29/2012	$57,500	$115,000	$143,750
	Options	—					—	—
	Restricted Stock Units	8/7/2012				5,000			$156,700
_________

(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal 2012. The “Threshold” column represents the minimum amount payable to the named executive officers. Achievement below “Threshold” performance would result in a zero payout. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible under the applicable bonus program in fiscal 2012. See the “Fiscal 2012 Summary Compensation Table” for actual amounts paid under these programs.

(2)	This column contains the number of shares of RSUs granted in fiscal 2012.

(3)	This column contains the number of non-qualified stock options that were granted.

(4)
Represents the grant date fair value of options and RSUs, which were calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($31.25 per share on May 29, 2012 or $31.34 on August 7, 2012).

Outstanding Equity Awards at September 30, 2012
The following table sets forth information on exercisable and unexercisable options and unvested restricted stock unit awards held by the named executive officers named in this proxy statement on September 30, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
William P. Stiritz		(1)	1,550,000	$31.25	5/29/2022	312,500	(2)	$9,393,750
Chief Executive Officer and Chairman of the Board
Robert V. Vitale		(1)	100,000	31.25	5/29/2022	19,000	(2)	571,140
Chief Financial Officer
Terence E. Block		(1)	100,000	31.25	5/29/2022	19,000	(2)	571,140
President and Chief Operating Officer
James L. Holbrook		(1)	70,000	31.25	5/29/2022	12,000	(2)	360,720
EVP – Marketing
Jeff A. Zadoks						5,000	(3)	150,300
Corporate Controller
_________

(1)	Non-qualified stock options; exercisable in equal installments on May 29, 2013, 2014, and 2015.

(2)
Restricted stock units; restrictions lapse in equal installments on May 29, 2013, 2014, and 2015. The restricted stock units for each of Messrs. Stiritz, Vitale, Block and Holbrook will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates.

(3)
Restricted stock units that will be settled in cash; restrictions lapse in equal installments on August 7, 2013, 2014 and 2015. The restricted stock units for Mr. Zadoks will be paid out in cash within 60 days from each of the applicable vesting dates.

(4)	Based on our closing stock price of $30.06 on September 28, 2012.

Option Exercises and Stock Vested for the Fiscal Year Ended September 30, 2012
None of our named executive officers exercised any options or received any benefit on vesting of stock awards during the fiscal year ended September 30, 2012.
Non-Qualified Deferred Compensation
We maintain deferred compensation plans for non-management directors and key employees, as well as an executive savings investment plan.
Under the deferred compensation plan for key employees, eligible employees may elect to defer payment of all or a portion of their bonus and up to 50% of his or her annual salary until some later date. Deferred compensation may be invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Under this plan, distribution of deferrals invested in common stock equivalents are made in shares of our common stock, while deferrals invested in the Vanguard funds are made in cash.
The executive savings investment plan allows eligible employees to defer up to 44% of their cash compensation. Once they have reached the legislated maximum annual pre-tax contribution to our savings investment plan or their compensation exceeds the legislated maximum compensation that can be recognized under that plan, they are eligible to defer an additional 2% to 6% of their cash compensation, a portion of which receives a company matching contribution that vests at a rate of 25% for each year of service with us. Deferred compensation may be invested in Post common stock equivalents or in the Vanguard funds. Under this plan, distribution of deferrals invested in common stock equivalents are made in shares of our common stock, while deferrals invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our named executive officers in our non-qualified deferred compensation plans from February 3, 2012 through September 30, 2012.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William P. Stiritz	—	—	—	—	—
Robert V. Vitale	3,000	3,000	39	—	6,039
Terence E. Block	7,500	7,500	244	—	15,244
James L. Holbrook	8,333	3,000	272	—	12,304
Jeff A. Zadoks	6,083	—	287	—	7,100
_________

(1)
These amounts reflect deferrals into the executive savings investment plan; as of September 30, 2012, none of our named executive officers had deferred any amounts under our deferred compensation plan for key employees.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our matching contributions to the executive savings investment plan.
Potential Payments Upon Termination of Employment or Change-in-Control
We have management continuity agreements with our executive officers. As discussed in the Compensation Discussion and Analysis section of this proxy statement, these agreements are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control.
The agreements provide severance compensation to each officer in the event of the officer’s voluntary or involuntary termination after a change in control. A change in control occurs upon (i) the acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of beneficial ownership of (x) 50% or more of the aggregate voting power of the then outstanding shares of our common stock, other than acquisitions us or any of our subsidiaries or any of our employee benefit plans or any entity holding stock for or pursuant to the terms of any such plan, or (y) all, or substantially all, of our assets, taken as a whole; or (ii) individuals who would have qualified as continuing directors shall have ceased for any reason to constitute at least a majority of our board of directors. A change in control does not include a transaction pursuant to which a third party acquires one or more of our businesses by acquiring all of our common stock while leaving our remaining businesses in a separate public company, commonly known as a Morris Trust transaction, unless the businesses so acquired constitute all or substantially all of our businesses.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing the officer’s salary and bonus for two or three years, depending on the officer, following the officer’s termination of employment within two years following a change in control, and the payment of other benefits for the same period.
Each officer would also be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment in lump sum in cash of the present value of the benefits under our retirement plan and supplemental executive retirement plan, (iii) payment of any actual costs and expenses of litigation incurred by the officer and (iv) payment of up to $20,000 of costs or expenses incurred for outplacement assistance.
Payments will be delayed for a period of six months in the event the officer is determined to be a “specified employee” for purposes of Section 409A of the Code. No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) the officer’s willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
In addition, no payments would continue beyond the officer’s normal retirement date. The grant agreements governing our executive officers’ stock options and restricted stock units provide that in the event of a qualifying termination following within two years of a change in control, any unexercised and unvested restricted stock units or stock options become 100% vested. The management continuity agreements provide that executives shall be indemnified from any tax under Section 4999 of the Code that is attributable to a parachute payment under the Code but do not provide for any “gross-ups” for such taxes, including under Section 280G of the Code. In addition, vesting of stock-based incentive compensation awards accelerate upon a change of control and all nonqualified deferred compensation earned by the executive will be subject to payment upon termination.
The agreements also contain provisions relating to non-competition, non-solicitation of our employees and protection of our confidential information which become effective once the officer becomes eligible for payments under these agreements.
The table below sets forth estimates of the amounts to which each named executive officer would be entitled, other than accrued but unpaid base salary and benefits payable under broad based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees in the event of the involuntary termination of the officer’s employment due to a change in control occurring on September 30, 2012.

Name	Cash (Salary and Bonus) ($)(1)	Value of Stock Awards ($)(2)	Health Benefits (3)			Insurance (4)		Outplacement Assistance ($)	Total ($)
			Medical ($)	Dental ($)	Vision ($)	Group Life Insurance ($)	Long- Term Disability ($)
William P. Stiritz	3	9,393,750	—	—	—	—	—	20,000	9,413,753
Robert V. Vitale	2,400,000	571,140	36,425	1,894	—	4,435	—	20,000	3,033,894
Terence E. Block	3,000,000	571,140	36,425	1,344	—	4,435	—	20,000	3,633,344
James L. Holbrook	2,400,000	360,720	36,425	1,894	—	4,435	—	20,000	2,823,474
Jeff A. Zadoks	1,121,250	150,300	36,425	1,894	—	2,724	—	20,000	1,332,593
_________

(1)
Above amount is equal to three times the executives’ base salary and bonus payment for fiscal year 2012. Pursuant to Mr. Stiritz’s employment agreement, he receives a base salary of $1 per year for the three-year term of his employment agreement.

(2)	All unvested restricted stock unit awards and unexercisable option awards and were valued at the closing price of our common stock on September 28, 2012.

(3)	Health benefits amounts are company estimated present value of annual costs of providing the benefits over the applicable payment period.

(4)	Disability and insurance payments are calculated over the applicable payment period.
In the event an executive officer has a qualifying termination within two years of a change in control (as defined in the Plan) all equity awards will immediately vest. Stock options and stock appreciation rights will remain exercisable thereafter until the earlier of the following to occur: three years from the date of normal retirement or involuntary termination; or the expiration of the award under its terms. See the above table for the value of stock and option awards at termination. Upon voluntary termination, involuntary termination or retirement, each corporate officer receives his vested retirement benefits (401(k) balances and deferred compensation balances) described in previous sections.
Director Compensation for the Fiscal Year Ended September 30, 2012
All non-employee directors receive an annual retainer of $55,000. The chairmen of the Audit Committee and the Corporate Governance and Compensation Committee receive additional retainers of $10,000. Non-employee directors are paid $2,000 for each regular or special board meeting, telephonic meeting and consent to action without a meeting and $1,500 for each regular or special committee meeting, telephonic meeting and consent to action without a meeting.
In addition to cash compensation, all non-employee directors receive 10,000 stock appreciation rights upon commencing service and 5,000 stock appreciation rights on an annual basis thereafter. All awards vest at the director’s termination, retirement, disability or death.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their expenses incurred in connection with board meetings.
In order to encourage ownership of our stock by non-employee directors, we require that any shares of our common stock acquired as a result of option or stock appreciation rights exercises must be held until the director’s retirement or other termination of directorship. In addition, retainers and fees paid in shares of our common stock and deferred under a deferred compensation plan are required to be held as such until the director’s retirement or other termination of directorship. At that time, the shares are then free to be sold or transferred at the director’s request. Further, we have established stock ownership guidelines which are applicable to all non-employee directors. See stock ownership guidelines under the heading Compensation Discussion and Analysis for more details.
Under our deferred compensation plan, any non-employee director may elect to defer, with certain limitations, their retainer and fees. Deferred compensation may be invested in Post common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% company matching contribution. Deferrals are paid in cash upon leaving the board of directors in one of three ways: (1) lump sum payout; (2) five-year installments; or (3) ten-year installments.
Amounts held by Messrs. Stiritz, Skarie and Banks which were previously credited to a their accounts under the Ralcorp Holdings, Inc. Deferred Compensation Plan for Non-Management Directors have been credited to our plan as a separate bookkeeping subaccount. However, because Mr. Stiritz is now a management director of Post, Mr. Stiritz is not eligible to make additional deferrals under our plan.

The following table sets forth the compensation paid to non-management directors for fiscal year 2012, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
David R. Banks	69,833	—	99,627	23,275	192,735
Jay W. Brown	57,167	—	99,627	19,054	175,848
Edwin H. Callison	57,333	—	99,627	—	156,960
Gregory L. Curl	53,667	—	99,627	—	153,294
William H. Danforth	54,167	—	99,627	18,054	171,848
Robert E. Grote III	54,167	—	99,627	9,027	162,821
David P. Skarie	46,667	—	99,627	15,554	161,848
_________

(1)	This amount represents the grant date fair value of 10,000 stock appreciation rights granted on February 28, 2012.

(2)	This amount represents the 33 1/3% match on deferrals into common stock equivalents under the deferred compensation plan.
CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
David R. Banks, Chairman
Jay W. Brown
William H. Danforth
Robert E. Grote

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proxy Item No. 4)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading Compensation Discussion and Analysis beginning on page 21 and the related tables and narrative disclosures beginning on page 29.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our corporate officers with the interests of our shareholders. Our compensation programs are designed to reward our corporate officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:

•	Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.

•	Compensation should be tied to our overall financial and operating performance.

•	Compensation should align the long-term interests of our executives with those of our shareholders.

•	Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the corporate officers named in this proxy statement, as described under the heading “Compensation Discussion and Analysis” beginning on page 21 and the related tables and narrative disclosures beginning on page 29. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the corporate officer compensation described in this proxy statement. The board of directors recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the corporate officers named in this proxy statement, as described under the heading “Compensation Discussion and Analysis” beginning on page 21 and the related compensation tables and narrative disclosures beginning on page 29 as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the board of directors or the Corporate Governance and Compensation Committee, and neither the board nor the committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the board of directors and the committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES
(Proxy Item No. 5)
In addition to the non-binding advisory vote on executive compensation, Section 14A of the Exchange Act enables our shareholders to express their preference for having a say-on-pay vote every one, two or three years or abstain. This non-binding “frequency” vote is required at least once every six years.
After careful consideration of this proposal, our board of directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative, and therefore our board of directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. We recognize that the shareholders may have different views on the frequency of an advisory vote on executive compensation. In the event that none of the frequency choices receives the affirmative vote of a majority of the shares present or represented by proxy and voting at the annual meeting, our board of directors will consider the frequency receiving the most votes to be an indication of the shareholders’ preference.
The board of directors recommends a vote for “ONE YEAR” with respect to this proposal.
Although the advisory vote is non-binding, the board of directors will review the results of the vote and consider them in making a determination concerning the frequency of holding future advisory votes on executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, the Corporate Governance and Compensation Committee is currently composed of Messrs. Banks, Brown, Danforth and Grote. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our corporate officers that are required to be disclosed under Item 407(e)(5) of Regulation S-K.
SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS
Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of December 14, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding (4)
FMR LLC (1) 82 Devonshire Street, Boston, MA 02109	3,512,062	10.8%
Samana Capital, L.P. (2) 35 Ocean Reef Dr., #142, Key Largo, FL 33037	1,980,564	6.1%
BlackRock, Inc. (3) 40 East 52nd Street, New York, NY 10022	1,811,186	5.5%
_________

(1)
Pursuant to Schedule 13G filed on December 10, 2012, Fidelity Management & Research Company (“Fidelity”), a wholly- owned subsidiary of FMR LLC, is the beneficial owner of 3,328,132 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 3,328,132 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 183,930 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 183,930 shares and sole power to vote or to direct the voting of 183,930 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above.

(2)	Pursuant to Schedule 13G filed on August 17, 2012, Samana Capital, L.P., Morton Holdings, Inc. and Philip B. Korsant have shared dispositive power and shared voting power for all 1,980,564 shares.

(3)
Pursuant to Schedule 13G/A as of December 30, 2011 filed on February 13, 2012 with respect to Ralcorp common stock. BlackRock, Inc. (“BlackRock”) reported on such Schedule 13G/A the beneficial ownership of 3,622,373 shares of Ralcorp common stock as a parent holding company or control person, and identified the following subsidiaries which acquired the shares of Ralcorp common stock being reported by BlackRock: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited and BlackRock Investment Management (UK) Limited. BlackRock’s report indicated that none of these entities owned 5% or greater of Ralcorp’s outstanding shares. Based on the filings made by BlackRock, we are unable to identify the natural persons with voting and/or dispositive power over the shares held by such entity.

(4)	Based on 32,669,394 shares outstanding as of December 14, 2012.

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of December 14, 2012, by our directors, director nominees and executive officers. Except as noted, all such persons possess sole voting and dispositive powers with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares (1)		Exercisable Options (4)	Total	% of Shares Outstanding (5)	Other Stock-Based Items (6)	Total Stock-Based Ownership
William P. Stiritz	369,662	(2)	—	369,662	1.1%	—	369,662
Robert V. Vitale	—		—	—	—	—	—
Terence E. Block	—		—	—	—	—	—
James L. Holbrook	150		—	150	*	—	150
Jeff A. Zadoks	—		—	—	—	—	—
David R. Banks	3,000		—	3,000	*	14,815	17,815
Jay W. Brown	—		—	—	—	2,802	2,802
Edwin H. Callison	—		—	—	—	—	—
Gregory L. Curl	—		—	—	—	—	—
William H. Danforth	125,499		—	125,499	*	2,670	128,169
Robert E. Grote III	—		—	—	—	1,335	1,335
David P. Skarie	27,225	(3)	—	27,225	*	3,058	30,283
All directors and executive officers as a group (13 people)	525,536		—	525,536	1.6%	24,680	550,216
_________

(1)	Represents shares held directly, either purchased on the open market or received in the distribution during our separation from Ralcorp.

(2)	Includes 166 shares of common stock held by Mr. Stiritz’s wife.

(3)	Mr. Skarie has shared voting and investment power with his wife with respect to 4,177 shares.

(4)
None of our executive officers have any options exercisable within 60 days of December 14, 2012. While our non-employee directors are granted stock appreciation rights on an annual basis, these stock appreciation rights become exercisable three years from the date of grant or upon that non-employee director’s termination, retirement, disability or death.

(5)	Based on 32,669,394 shares outstanding on December 14, 2012.

(6)
Includes indirect interests in shares of our common stock held under our director deferred compensation plan. While indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock. For Mr. Skarie, also includes 655 share equivalents held indirectly in the savings investment plan. Shares in the savings investment plan are held in a separate fund in which participants acquire units. The fund also holds cash and short-term investments. The shares reported for a participant approximate the number of shares in the fund allocable to that participant and fluctuate due to the cash in the fund and the price of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports must also be furnished to us.
Based solely on a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during the preceding fiscal year, except that for fiscal 2012, one Section 16 report for William H. Danforth was filed two business days late due to administrative reasons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures Governing Related Party Transactions
We have adopted a written conflict of interest policy that, together with our written standards of business conduct and our written code of conduct for directors, is designed to prevent each director and corporate officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or corporate officers may have an interest. The Compensation Committee acts pursuant to a written charter, giving the committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Compensation Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Compensation Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Compensation Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Compensation Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it will determine that the transaction is in, or is not inconsistent with, the best interests of our company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Compensation Committee, management will present the transaction to the Compensation Committee for consideration.
The Compensation Committee will pre-approve certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions and (iii) certain banking-related services. No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Compensation Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Arrangements Between Ralcorp and Post
On February 2, 2012, we entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with Ralcorp. The Separation and Distribution Agreement set forth our agreements with Ralcorp regarding the principal actions needed to be taken in connection with our separation from Ralcorp and contemplates other agreements which govern certain aspects of our current relationship with Ralcorp. Our separation from Ralcorp was completed on February 3, 2012. At the time of the separation, Ralcorp retained 6,775,985 Post shares, or about 19.7% of our common stock outstanding. As a result, Ralcorp owned more than 5% of our outstanding shares during most of our fiscal year ended September 30, 2012.
The following is a summary of transactions we had with Ralcorp, commencing with the transactions relating to our separation from Ralcorp on February 3, 2012.
Separation and Distribution Agreement
As provided by the Separation and Distribution Agreement, prior to the separation:

•
(i) Post borrowed $175 million pursuant to a credit facility, $125 million of which was transferred to Ralcorp in the transactions described below; (ii) Ralcorp contributed all of the equity interest in Post Foods, LLC to Post in exchange for shares of Post’s common stock, $70,027,451 of the proceeds from the term loan facilities and $775 million aggregate principal amount of Post’s 7.375% senior notes due 2022; and (iii) the Company used $54,972,549 of the remaining proceeds from the credit facilities to acquire the portion of the Post cereals business operating in Canada from Post Foods Canada Corp., an indirect wholly-owned subsidiary of Ralcorp, through an asset purchase transaction;

•	we issued a number of shares of our common stock sufficient to effect the distribution of more than 80% of our common stock to Ralcorp’s shareholders;

•
all net intercompany debt and all intercompany receivables, payables, loans and other accounts between Ralcorp and its subsidiaries, on the one hand, and us and our subsidiaries, on the other hand, in existence immediately prior to the separation were satisfied and/or settled;

•	all intercompany agreements and all other arrangements and course of dealings in effect immediately prior to the distribution were terminated or cancelled, subject to certain exceptions; and

•
we and Ralcorp were required to use our respective commercially reasonable efforts to obtain any consents, approvals and amendments that were required or appropriate in connection with the transactions.

Representations and Warranties. In general, neither we nor Ralcorp made any representations or warranties with respect to any of the transactions contemplated by the Separation and Distribution Agreement. Except as expressly set forth in the Separation and Distribution Agreement, all assets were transferred on an “as is,” “where is” and “with all faults” basis.
Release of Claims. We and Ralcorp agreed to broad releases pursuant to which we each released the other party, each subsidiary of the other party and their respective successors and assigns, and all persons who at any time prior to the separation were directors, officers or employees of such other party and their respective heirs, executors, administrators, successors and assigns, from any claims against any of them that existed or arose from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing on or alleged to have existed on or before the separation, including in connection with the transactions and all other activities to implement the separation. These releases are subject to certain exceptions set forth in the Separation and Distribution Agreement.
Indemnification. We agreed to indemnify Ralcorp and its subsidiaries and each of their respective affiliates, directors, officers, employees and agents and each of their heirs, executors, successors and assigns from certain expenses and losses, including expenses and losses relating to the Post cereals business, statements in, or omitted from, the information statement distributed to Ralcorp’s shareholders or related disclosure documents (except for certain statements attributable to Ralcorp), permitted uses by us of Ralcorp trademarks or information owned by, or licensed by a third party to, Ralcorp, breaches of agreements contained in the Separation and Distribution Agreement, and indemnification obligations of us under the Employee Matters Agreement described below.
Ralcorp agreed to indemnify us and our subsidiaries and each of our and our subsidiaries’ respective affiliates, directors, officers, employees and agents and each of our and our subsidiaries’ heirs, executors, successors and assigns from certain expenses and losses, including expenses and losses relating to Ralcorp’s business (other than the parts of that business allocated to us in the separation), statements in, or omitted from, the information statement distributed to Ralcorp’s shareholders or related disclosure documents to the extent relating to statements attributable to Ralcorp, permitted use by Ralcorp of the trademarks or information owned by, or licensed by a third party to, us, breaches of agreements contained in the Separation and Distribution Agreement, and indemnification obligations of Ralcorp under the Employee Matters Agreement described below.
The amount of any party’s indemnification obligations are subject to reduction by any insurance proceeds received by the party being indemnified. The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters.
Exchange of Information. The Separation and Distribution Agreement provides that we and Ralcorp will exchange certain information reasonably required to comply with reporting, filing, audit, litigation, tax, regulatory and other obligations, subject to certain exceptions.
Tax Allocation Agreement
Allocation of Taxes. We and Ralcorp entered into a Tax Allocation Agreement that governs our respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
In general, under the Tax Allocation Agreement, except as described below, we are responsible for:

•
all U.S. federal, state, local and foreign income taxes of Post or any of its subsidiaries for any tax period (or the portion thereof) that begins after the date of the separation, other than such taxes arising as a result of the separation and certain related transactions (which are discussed below);

•
all taxes arising as a result of the separation (or certain related transactions) failing to qualify as tax-free for U.S. federal income tax purpose to the extent such taxes arise as a result of (i) any breach on or after the date of the separation of any representation, warranty, covenant or other obligation of Post or of a subsidiary of Post made in connection with the issuance of the private letter ruling or the tax opinion relating to, among other things, the qualification of the separation and certain related transactions as tax-free for U.S. federal income tax purposes or in the Tax Allocation Agreement, (ii) the inaccuracy of certain representations made in the private letter ruling (or documents in support thereof), or (iii) certain other actions or events, including, without limitation, the acquisition of all or a portion of our common stock or assets by any means whatsoever; any negotiations, understandings, agreements or arrangements by us with respect to transactions or events that cause the separation and certain related transactions to be treated as part of a plan pursuant to which one or more persons acquire, directly or indirectly, our common stock representing a 50% or greater interest in us; any action or failure to act by us affecting the voting rights of our common stock; our merging or consolidating with any other person or our liquidating or partially liquidating; our ceasing to actively conduct our business during the two-year period after the separation; and our taking or failing to take any other action that prevents the separation and certain related transactions from being tax-free;

•	all non-income taxes imposed on us or any of our subsidiaries that are reportable on a separate tax return that only includes us or any of our subsidiaries; and

•	certain value-added, sales or other transfer taxes incurred in connection with the separation (and related transactions) or certain non U.S. transfers made in connection therewith.
Under the Tax Allocation Agreement, Ralcorp generally is responsible for all other taxes of Ralcorp and its subsidiaries (including any taxes of Post and any of its subsidiaries for any tax period (or the portion thereof) that ends on or before the date of the separation) to the extent that we are not responsible for such taxes under the Tax Allocation Agreement, as summarized above.
Our obligations under the Tax Allocation Agreement are not limited in amount or subject to any cap. Further, even if we are not responsible for tax liabilities of Ralcorp and its subsidiaries under the Tax Allocation Agreement, we nonetheless could be liable under applicable tax law for such liabilities.
The Tax Allocation Agreement also assigns responsibilities for administrative matters, such as the filing of returns, payment of taxes due, retention of records and conduct of audits, examinations or similar proceedings. In addition, the Tax Allocation Agreement provides for cooperation and information sharing with respect to tax matters.
Preservation of the Tax-free Status of the Separation. Ralcorp and we intended the separation and certain related transactions to qualify as tax-free transactions pursuant to which no gain or loss is recognized by Ralcorp or its shareholders for U.S. federal income tax purposes except to the extent of cash received in lieu of fractional shares. Ralcorp received a private letter ruling from the IRS and an opinion from its outside tax advisor to such effect. In connection with the ruling and the opinion, we made certain representations regarding our company and our business and Ralcorp made certain representations regarding it and its business.
Under the Tax Allocation Agreement, for the two-year period following the separation, we agreed to indemnify Ralcorp and its affiliates against any and all tax-related liabilities incurred by them relating to the separation to the extent caused by:

•	our entering into certain transactions pursuant to which all or a portion of our equity securities or assets would be acquired, whether by merger or otherwise;

•	our issuing equity securities beyond certain thresholds;

•	certain repurchases of our common shares;

•	our ceasing to actively conduct our business;

•	amendments to our organizational documents or taking any other action affecting the relative voting rights of our stock; or

•	our merging or consolidating with any other person or liquidating or partially liquidating.
On September 26, 2012, we entered into an Amendment to the Tax Allocation Agreement with Ralcorp, which eliminated the restriction prohibiting us from making certain repurchases of our stock during the two-year period following the separation unless certain conditions were satisfied, and eliminated an obligation requiring us to indemnify Ralcorp against tax-related losses in the event any such repurchases of our stock during such two-year period would cause the separation to lose its tax-free status.
We did not record any amounts under the Tax Allocation Agreement from the date of our separation from Ralcorp through September 30, 2012.
Employee Matters Agreement
On February 3, 2012, we entered into an Employee Matters Agreement with Ralcorp that sets forth our agreements with Ralcorp as to certain employment, compensation, labor and benefits matters.
The Employee Matters Agreement provides for the allocation and treatment of assets and liabilities arising out of Ralcorp’s employee compensation and benefit programs in which our employees participated prior to the separation. We now provide benefit plans and arrangements in which our employees will participate. Generally, we have assumed or retain sponsorship of, and liabilities relating to, employee compensation and benefit programs relating to our current and former employees and all employees who were transferred to us from Ralcorp in connection with the separation.
Pursuant to the Employee Matters Agreement, we generally recognize and credit service with us and Ralcorp for all employees who became our employees following the separation. The employee savings investment plan (“SIP”) that is maintained by us accepts eligible rollover distributions, including participant loans, from the Ralcorp SIP representing account balances of individuals who were our employees immediately on or after the separation, if elected by such employees in accordance with applicable law and the terms of the plans. Such rollover distributions are in the form of cash and, as applicable, promissory notes with respect to loans. In general, pursuant to the Employee Matters Agreement, all liabilities relating to health and welfare coverage or claims and workers compensation claims submitted by (or, in the case such coverage is fully insured, incurred by) or on behalf of our employees or their covered dependents under the Ralcorp health and welfare plans on or before the separation remain liabilities of Ralcorp, and all liabilities relating to health and welfare coverage or claims incurred by or on behalf of our employees or their covered dependents after the separation are our liabilities.
We did not record any amounts under the Employee Matters Agreement from the date of our separation from Ralcorp through September 30, 2012.
Transition Services Agreement
On February 3, 2012, we entered into a Transition Services Agreement with Ralcorp, under which Ralcorp or certain of its subsidiaries agreed to provide us with certain services for a limited time to help ensure an orderly transition following the separation.
Under the Transition Services Agreement, Ralcorp agreed to provide certain corporate and administrative services, including information technology, procurement, human resources and benefits, accounting, warehousing, logistics and transportation, and quality and product safety.
These services are provided at cost, as determined by Ralcorp in a manner consistent with its cost accounting practices. For the period from the date of our separation from Ralcorp on February 3, 2012 through September 30, 2012, we incurred expenses of approximately $8.1 million under the Transition Services Agreement.
Under the Transition Services Agreement, we agreed to release and indemnify Ralcorp and its affiliates for losses arising from or relating to the provision or use of any service or product provided under the Transition Services Agreement. The Transition Services Agreement will remain in effect until the expiration of the last time period for the performance of services thereunder, which we expect generally to be no longer than 24 months from the separation. Both we and Ralcorp will be permitted to terminate the Transition Services Agreement if the other party breaches any of its significant obligations under the agreement and does not cure such breach within 30 days of receiving written notice from the other party.
Other Agreements or Arrangements
Ralcorp Disposition of Retained Post Shares
On September 28, 2012 and October 3, 2012, Ralcorp consummated a debt for equity exchange pursuant to which Ralcorp delivered cash and 6,775,985 shares of Post common stock that it retained in connection with the spin-off to several investment banks in exchange for the discharge of a loan that Ralcorp had previously obtained from the investment banks or their affiliates. On September 28, 2012, we repurchased 1.75 million shares of our common stock at a price of $30.50 per share for an aggregate purchase price of approximately $53.4 million. These shares were a portion of the 6,775,985 shares of Post common stock that were disposed of by Ralcorp in the debt for equity exchange described above.
Director Deferred Compensation Arrangements
At the time of the separation, we became liable with respect to distributions of the accounts of Messrs. Banks, Skarie and Stiritz under the Ralcorp Holdings, Inc. Deferred Compensation Plan for Non-Management Directors (the “Ralcorp Plan”). This liability will be satisfied under the Post Deferred Compensation Plan for Non-Management Directors (the “Post Plan”). In connection with the separation, Ralcorp agreed to fund the balances of these former Ralcorp directors in an aggregate amount of approximately $6.7 million.
Co-Manufacturing Agreements
We and Ralcorp have entered into certain manufacturing agreements, pursuant to which one party will manufacture certain products for the other party or for use by the other party as a component of its own products. These agreements cover a range of products, and are intended to have arm’s-length terms. During the fiscal year ended September 30, 2012, we purchased approximately $2.4 million worth of product from Ralcorp pursuant to these arrangements, and Ralcorp purchased $16.7 million worth of product from us pursuant to these arrangements.
International Brokerage Management
On February 3, 2012, we entered into an International Brokerage Management Agreement with Ralcorp pursuant to which Ralcorp agreed to act as our non-exclusive broker for our international sales and distribution, excluding Canada. During the fiscal year ended September 30, 2012, we paid Ralcorp approximately $0.2 million pursuant to this arrangement.

Other Agreements or Arrangements
Ralcorp also agreed to reimburse us for certain outside legal and accounting fees in the amount of approximately $0.5 million, that we incurred in connection with the restatement of our financial statements for the fiscal year ended September 30, 2011 and the first fiscal quarter ended December 30, 2011, and in connection with Ralcorp’s disposition of its Post shares as described above.

OTHER MATTERS
Proxy Solicitation
We will bear the expense of preparing, printing and mailing or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We will also pay for the solicitation of proxies. We hired Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $12,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.
Shareholder Nominations and Proposals for the 2014 Annual Meeting
Under our bylaws, shareholders who desire to nominate a director or present any other business at an annual meeting of shareholders must follow certain procedures. Generally, to be considered at the 2014 annual meeting of shareholders, a shareholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the Corporate Secretary between October 3, 2013 and November 2, 2013. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2014 annual meeting of shareholders then it must be received by our Corporate Secretary no later than August 23, 2013 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.
Form 10-K and Other Filings
Upon written request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on our website at www.postfoods.com, and the website of the SEC at www.sec.gov.
Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2012 annual report may be viewed online under http://ir.postfoods.com. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled “Proxy and Voting Information” beginning on page 1 of this proxy statement. There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.investorvote.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

Householding
SEC rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report. Shareholders who prefer to receive separate copies of the proxy statement and annual report, either now or in the future, may request to receive separate copies of the proxy statement and annual report by notifying our corporate secretary. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact our corporate secretary. Our corporate secretary may be reached by telephone at 314-644-7622 or by mail at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.
By order of the Board of Directors,
Diedre J. Gray
Senior Vice President, General Counsel and Secretary
December 21, 2012

ANNEX A
POST HOLDINGS, INC.
2012 LONG-TERM INCENTIVE PLAN
1.Establishment and Purpose. The purpose of the “Post Holdings, Inc. 2012 Long-Term Incentive Plan” (“Plan”) is to attract, retain, and motivate Participants (as defined herein) by offering such individuals opportunities to realize stock price appreciation, by facilitating stock ownership, and/or by rewarding them for achieving a high level of corporate performance. In addition, the Plan permits the issuance of Awards in a partial or full substitution for certain awards relating to shares of the common stock of Ralcorp Holdings, Inc. immediately prior to the spin-off of the Company by Ralcorp Holdings, Inc. The original effective date of the Plan was February 3, 2012. This amended and restated Plan was approved by the Board of Directors of the Company on December 4, 2012 subject to stockholder approval and will be effective on the date it is approved by the Company’s stockholders (the “Restated Effective Date”).
2.Definitions. The capitalized terms used in this Plan have the meanings set forth below.
(a)“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
(b)“Agreement” means a written contract entered into between the Company or an Affiliate and a Participant or, in the discretion of the Committee, a written certificate issued by the Company or an Affiliate to a Participant, in either case, containing or incorporating the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.
(c)“Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any Non-Employee Director serving on the Company’s Board of Directors. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall include the providing of services as a Non-Employee Director.
(d)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause” shall mean the willful failure by a Participant to perform his duties with the Company, a Parent or a Subsidiary or the willful engaging in conduct which is injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion.
(g)“Change in Control” shall mean, except as otherwise provided in an Agreement, any of the following:
(i)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;
(ii)More than 50% of the (x) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(f)(ii);
(A)any acquisition or beneficial ownership by the Company or a Subsidiary, or
(B)any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.

(iii)Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination,
(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);
(B)no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and
(C)at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.
(iv)The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).
(v)The shareholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control shall not include transactions (commonly known as Morris Trust transactions) pursuant to which a third party acquires one or more businesses of the Company by acquiring all of the common stock of the Company while leaving the Company’s remaining businesses in a separate public company, unless the businesses so acquired constitute all or substantially all of the Company’s businesses, or any transactions commonly known as Reverse Morris Trust transactions.
(h)“Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.
(i)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.
(j)“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.
(k)“Company” means Post Holdings, Inc., a Missouri corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(l)“Disability” means, except as otherwise provided in an Agreement, that the Participant has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if a Participant has entered into an employment agreement with the Company, the Committee, in its sole discretion, may determine to substitute the definition set forth in such agreement. All determinations as to the date and extent of disability of any Participant shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.
(n)“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i)(A) the closing sales price of a Share on the composite tape for New York Stock Exchange (“NYSE”) listed shares, or if Shares are not quoted on the composite tape for NYSE listed shares, on the Nasdaq Global Select Market or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the Nasdaq Global Select Market or any similar system then in use, or (C) if the Shares are not quoted on the NYSE composite tape or the Nasdaq Global Select Market or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or
(ii)if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.
In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(o)“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
(p)“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.
(q)“Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.
(r)“Non-Employee Director” means a director of the Company who is not an employee of the Company, a Parent or a Subsidiary, as defined by Exchange Act Rule 16b-3.
(s)“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(t)“Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options.
(u)“Other Award” means an Award of Stock, an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares, or a cash-based Award.
(v)“Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.
(w)“Participant” means an Associate to whom an Award is made.
(x)“Performance Period” means the period of time as specified in an Agreement over which Awards are to vest or be earned.
(y)“Performance Shares” means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.
(z)“Plan” means this 2012 Long-Term Incentive Plan, as amended and in effect from time to time.
(aa)    “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.
(bb)    “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(cc)    “Retirement” shall mean, except as otherwise provided in an Agreement, termination of employment after either (i) attainment of age 65, or (ii) the normal retirement age specified in the provisions of a retirement plan maintained by the Company for its employees generally.
(dd)    “Share” means a share of Stock.
(ee)    “Stock” means the Company’s common stock, $0.01 par value per share (as such par value may be adjusted from time to time) or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).
(ff)    “Stock Appreciation Right” means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.
(gg)    “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
(hh)    “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or forms submitted by the Participant to the Committee under Section 13(h) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
(ii)    “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.
(jj)    “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights and Performance Shares expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.Administration.
(a)Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof. The Committee shall have exclusive power (acting alone or, to the extent the Committee deems appropriate for purposes of Exchange Act Rule 16b-3, in conjunction with the full Board), subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee, subject to the limitations contained in this Plan, may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreement entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. All determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, including, without limitation, as to any adjustments pursuant to Section 13(f). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee.
(b)Delegation of Authority. The Committee may delegate all or any part of the administration of this Plan to one or more committees of directors of the Company, or to senior officers of the Company, and may authorize further delegation by such committees to senior officers of the Company, in each case to the extent permitted by Missouri law; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that, no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under Section 162(m) of the Code not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Code. Any such delegation may be revoked by the Committee at any time.

(c)Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
(d)Awards for Non-Employee Directors. The Board (which may delegate the determination to a Committee of the Board) may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Board may deem appropriate.
4.Shares Available; Maximum Payouts.
(a)Shares Available. Subject to the provisions of this subsection, the maximum number of Shares that may be delivered to Participants and beneficiaries under the Plan shall be equal to the sum of: (i) six million five hundred thousand (6,500,000); plus (ii) any Shares that are forfeited, withheld to pay taxes, expire or are canceled without delivery of Shares. To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because (i) the Award settled in cash; (ii) the Award expires or is forfeited or canceled; or (iii) the Shares under an Award are not delivered because the Shares are used to satisfy the applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again be available for issuance pursuant to Awards. If the exercise price of any Award granted under the Plan is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan. The Shares with respect to which Awards may be made under the Plan shall be Shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.
(b)Award Limitations. The limits set forth below apply to grants of all Awards under the Plan:
(i) The maximum aggregate number of Shares available for Awards that are Incentive Stock Options under the Plan is three million (3,000,000).
(ii)  For Awards of Options and Stock Appreciation Rights granted from and after the Restated Effective Date, the maximum number of Shares available for such Awards to any individual Participant during any one calendar year is three million (3,000,000).
(iii)  For Awards of Restricted Stock, Restrictive Stock Units and Performance Shares granted from and after the Restated Effective Date that are subject to the achievement of performance targets or goals established by the Committee relating to one or more Performance Criteria, the maximum number of Shares available for such Awards to any individual Participant during any one calendar year is three million (3,000,000).
(iv) For cash-based Awards granted from and after the Restated Effective Date that are subject to the achievement of performance targets or goals established by the Committee relating to one or more Performance Criteria, the maximum aggregate dollar amount for such Awards to any individual Participant during any one calendar year is $5,000,000.
(c)Spin-off. Notwithstanding anything herein to the contrary, awards granted in connection with the distribution on a pro rata basis to the holders of Ralcorp Holdings, Inc. common stock of at least 80% of the outstanding Shares of the Company’s common stock owned by Ralcorp Holdings, Inc. (“Spin-Off”) in substitution for awards originally granted by Ralcorp Holdings, Inc. shall reduce the maximum number of Shares available for delivery under the Plan and the total number of Shares that may be issued to any one Participant during the term of the Plan.
5.Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee. For this purpose, individuals eligible to receive Awards include any former employee of the Company or an Affiliate eligible to receive a substitute Award as contemplated by Section 14.

6.General Terms of Awards.
(a)Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units, or Other Awards.
(b)Amount of Awards. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock, Stock Units, or Performance Shares, or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.
(c)Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period of Performance Shares and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.
(d)Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, that shall apply to such Award, in addition to the terms and conditions specified in this Plan.
(e)Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.
(f)Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
(g)Change in Control. The treatment of Awards upon a Change in Control shall be set forth in the Award Agreement; provided, however, that in no event may the vesting of any Award be accelerated as a result of a Change in Control until on or after the Change in Control Date.
(h)Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
(i)Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant or vesting of any Award provided under the Plan.
7.Stock Options.
(a)Terms of All Options.
(i)Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. In no event may Options known as reload options be granted hereunder.
(ii)Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law and in accordance with rules adopted by the Committee, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof, unless otherwise provided in the Agreement. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor.
(iii)Exercisability. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. Vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.
(b)Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
(i)the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;
(ii)an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;
(iii)the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and
(iv)notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.
8.Stock Appreciation Rights.
(a)Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right (“purchase price”). Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the applicable Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right.
(b)Exercisability. Each Stock Appreciation Right shall vest in whole or in part on the terms provided in the Agreement. The vesting of a Stock Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.

9.Performance Shares.
(a)Initial Award. An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment.
(b)Acceleration and Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof.
(c)Valuation. To the extent that payment of a Performance Share is made in cash, a Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.
(d)Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.
10.Restricted Stock and Restricted Stock Unit Awards.
(a)Grant. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Company, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. During any period during which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Award Agreement. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish.
(b)Vesting. The vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement.
11.Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.
12.Performance-Based Awards.
(a)Application to Covered Employee. Notwithstanding any other provision of the Plan, the Committee may provide, in its discretion, that an Award granted to any Participant is subject to this Section 12, to the extent the Committee deems appropriate.
(b)Performance Goals. Awards under the Plan may be made subject to the achievement of performance goals established by the Committee relating to one or more business criteria (“Performance Criteria”) pursuant. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. Performance Criteria that may be used to establish performance goals are: base-business net sales, total segment profit, adjusted EBIT/EBITDA, adjusted diluted earnings per share, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income, total shareholder return, compound shareholder return, market share, return on equity, average return on invested capital, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.
(c)Adjustment of Payment. With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, an Award subject to this Section 12 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date, except as may be provided in the Award Agreement.
(d)Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate.
13.General Provisions.
(a)Effective Date of this Plan. This amended and restated Plan shall become effective on the Restated Effective Date.
(b)Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until February 3, 2022) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.
(c)Right to Terminate Employment. Nothing in this Plan or in any Agreement shall confer upon any Participant who is an employee of the Company the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.
(d)Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.
(e)Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law and subject to the requirements of Section 2(b), in which event, as provided in Section 2(b), the term “Agreement” shall mean the Agreement as so amended. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant’s legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award.
(f)Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share, for which purpose one-half share shall be rounded down to the nearest whole Share.
(g)Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(h)Beneficiary Upon Participant’s Death. To the extent that the transfer of a participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement, and the Company and the Committee and Board and members thereof, shall not be under any further liability to anyone. To the extent an Award recipient has a beneficiary designation in effect immediately prior to the Spin-Off with respect to an award relating to the common stock of Ralcorp Holdings, Inc. that is the subject of a substitute Award hereunder as described in Section 14, such designation shall remain in effect with respect to such substitute Award unless and until a new beneficiary designation that by its terms supersedes such first beneficiary designation is made in accordance with the terms of this Plan.
(i)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(j)Limits of Liability.
(i)Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.
(ii)Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3 hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(iii)To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
(k)Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.
(l)Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
14.Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees of other corporations who are about to become Associates, or whose employer is about to become a Subsidiary of the Company, as the result of the Spin-Off, a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.
Awards may be granted under this Plan in substitution for awards relating to shares of common stock of Ralcorp Holdings, Inc. or for cash incentive awards and, in either case, outstanding immediately prior to the Spin-Off. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent the Board or the Committee, as applicable, at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. Notwithstanding the foregoing, nothing herein shall require such substitute Awards to be made under this Plan, the terms of any such substitute Awards may vary from Award to Award, and any such substitute Awards may be made with respect to one or more prior awards (in whole or in part) and individuals and need not be made with respect to all prior awards or with respect to all such individuals. The Board or the Committee, as applicable, shall have discretion to select individuals to whom such substitute Awards are to be granted and the applicable terms and number of Shares or amount of cash applicable to such Awards.
15.Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly.
16.Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
17.Deferred Compensation. If any Award would be considered deferred compensation as defined under Code Section 409A and would fail to meet the requirements of Code Section 409A, then such Award shall be null and void.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 31, 2013.
Vote by Internet • Go to www.investorvote.com/POST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1, FOR Item Nos. 2, 3, 4 and a vote FOR 1 Year in Item 5.

1. Re-Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Gregory L. Curl	☐	☐	02 - William H. Danforth	☐	☐	03 - David P. Skarie	☐	☐

	For	Against	Abstain			For	Against	Abstain
2. Approval of Amendment to 2012 Post Holdings, Inc. Long-Term Incentive Plan.	☐	☐	☐	3. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2013.		☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
4. Advisory vote on executive compensation.	☐	☐	☐	5. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐
B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
PLEASE CONTACT THE COMPANY’S SHAREHOLDER SERVICES DEPARTMENT AT (314) 644-7678 PRIOR TO THE MEETING.

FOR PRE-REGISTRATION, PLEASE SIGN BELOW. PRESENT THIS
CARD AT THE ENTRANCE TO THE MEETING ROOM.

POST HOLDINGS, INC.
2013 ANNUAL MEETING OF SHAREHOLDERS

GATEWAY CENTER
ONE GATEWAY DRIVE
COLLINSVILLE, ILLINOIS 62234
Thursday, January 31, 2013 at 9:00 a.m.
SIGNATURE _______________________________________________
Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 31, 2013
GATEWAY CENTER, ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS 62234

The undersigned appoints Robert V. Vitale and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 31, 2013 and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE; “FOR” ITEM NOS. 2, 3, and 4; AND “FOR” 1 YEAR IN ITEM 5.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1, FOR Item Nos. 2, 3, 4 and a vote FOR 1 Year in Item 5.

1. Re-Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Gregory L. Curl	☐	☐	02 - William H. Danforth	☐	☐	03 - David P. Skarie	☐	☐

	For	Against	Abstain			For	Against	Abstain
2. Approval of Amendment to 2012 Post Holdings, Inc. Long-Term Incentive Plan.	☐	☐	☐	3. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2013.		☐	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
4. Advisory vote on executive compensation.	☐	☐	☐	5. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 31, 2013
GATEWAY CENTER, ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS 62234

The undersigned appoints Robert V. Vitale and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 31, 2013 and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE; “FOR” ITEM NOS. 2, 3, and 4; AND “FOR” 1 YEAR IN ITEM 5.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)